Exhibit 10.3
MASTER AGREEMENT FOR THE
FORMATION OF A LIMITED LIABILITY COMPANY
     This is a Master Agreement for the Formation of a Limited Liability Company, dated as of February 28, 2007 (as in effect from time to time, this “Agreement”), among (a) Jefferies Group, Inc., a Delaware corporation (“JGI”), (b) Jefferies & Company, Inc., a Delaware corporation (“Jefco”), and (c) Leucadia National Corporation, a New York corporation (“Leucadia”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Operating Agreement (as defined below).
     Whereas, the parties hereto wish to form a Delaware limited liability company (the "Company”) for the purpose of engaging in the business of securities brokerage;
     Whereas, each of the parties hereto desire to participate in the Company through the contribution to the capital of the Company or its wholly-owned subsidiaries of cash and/or securities owned by them or their Affiliates in exchange for membership interests in the Company (“Member Interests”), in each case upon the terms and conditions more fully set forth herein; and
     Whereas, the parties hereto desire that the Company enter into certain servicing arrangements, pursuant to which Jefco will provide to the Company certain securities clearing, accounting, legal and compliance services for its business, as more fully set forth in the Services Agreement to be entered into between Jefco, the Company and JHYT.
     Now, Therefore, in consideration of the foregoing premises, the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged the parties hereto hereby agree as follows:
ARTICLE 1
DEFINED TERMS
     Section 1.1 Certain Defined Terms. In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:
     “Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, (a) “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and (b) with respect to any Person other than a subsidiary of the Company, the term "Affiliate” shall not include the Company or any subsidiary of the Company.
     “Agreement” has the meaning set forth in the preamble.

     “Business” means the business of securities brokerage, including acting as a broker or dealer in securities, bank loans, high yield debt and special situation investments on substantially the same basis as conducted prior to the date hereof by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and to engage in any activity required thereby or incidental thereto, including making markets and acting as a block positioner of securities.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the City of New York are authorized or obligated to close.
     “Certificate of Formation” has the meaning set forth in Section 3.1.
     “Clearing Agreement” means the clearing agreement pursuant to which JHYT will introduce accounts to Jefco on a fully disclosed basis.
     “Closing” has the meaning set forth in Section 3.8.
     “Closing Date” means a date not more than three business days following receipt of the NASD Approval and the fulfillment of all other conditions to closing set forth in Article 6.
     “Closing Conditions” means the conditions set forth in Article 6 which must be fulfilled prior to Closing.
     “Commitment” means, with respect to each member of the Company other than the Series A Member, the aggregate amount of cash and other property agreed to be contributed as capital to the Company, as specified in such Member’s Contribution Agreement and reflected on Schedule A to the Operating Agreement maintained with the books and records of the Company at the Company’s principal office, as such Schedule A may be modified from time to time.
     “Company” has the meaning set forth in Article 2.
     “Contribution Agreements” means the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement, the Series D Contribution Agreement and the Series E Contribution Agreement.
     “Fund Investor” means a private investment fund organized as a limited liability company under the Delaware Act, and managed by Jefco or an Affiliate thereof.
     “Governmental Authority” has the meaning set forth in Section 6.1(a).
     “JEOF” means Jefferies Employees Opportunity Fund, LLC, a Delaware limited liability company.
     “JHYT” means Jefferies High Yield Trading, LLC, a Delaware limited liability company that, prior to the Closing and the amendment of its certificate of formation and limited liability company agreement, is known as Jefferies Partners Opportunity Fund II, LLC.

     “JPOF” means Jefferies Partners Opportunity Fund, LLC, a Delaware limited liability company.
     “JPOF II” has the meaning set forth in Section 3.3.
     “NASD Approval” means the approval of the National Association of Securities Dealers, Inc. to the proposed reorganization of the secondary high yield securities brokerage and trading business of Jefco, JPOF, JPOF II and JEOF contemplated by this Agreement, the Operating Agreement and the other Related Agreements.
     “Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement to be dated as of the Closing Date, by and among the Company, JGI, Jefco, Leucadia and the other parties named therein, and in substantially the form attached hereto as Exhibit A, as in effect from time to time.
     “Person” means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.
     “Regulatory Approvals” shall mean any approval or consent of, or notice to or filing with any United States federal, state or local regulatory or other governmental agency or authority.
     “Related Agreements” means, collectively, the Certificate of Formation of the Company, the Operating Agreement, the Contribution Agreements, the Clearing Agreement, the Management Support Agreement and the Trademark License Agreement.
     “Series A Contribution Agreement” means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Jefco and in substantially the form attached hereto as Exhibit B.
     “Series B Contribution Agreement” means a Contribution Agreement, to be dated as of the Closing Date, by and between the Company, Jefco, JGI or one or more of their respective Affiliates and in substantially the form attached hereto as Exhibit C.
     “Series C Contribution Agreement” means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Leucadia and in substantially the form attached hereto as Exhibit D.
     “Series D Contribution Agreement” means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Fund Investor and in such form as may be agreed by the parties thereto.
     “Series E Contribution Agreement” means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and JEOF and in such form as may be agreed by the parties thereto.
     “Servicer” means Jefco or an Affiliate of Jefco, in its capacity as Servicer pursuant to the terms of the Management Support Agreement, and any permitted successor thereto.

     “Services Agreement” means the Services Agreement, to be dated as of the Closing Date, by and among JHYT, the Company and the Servicer and in substantially the form attached hereto as Exhibit E.
     “Trademark License Agreement” means the Trademark License Agreement, to be dated as of the Closing Date, by and between Jefco, the Company and JHYT and in such form as may be agreed by the parties thereto.
     Section 1.2 Other Defined Terms. Capitalized terms used herein without definition have the respective meanings given to such terms in the Operating Agreement.
ARTICLE 2
FORMATION OF LIMITED LIABILITY COMPANY
     The parties hereto agree that, subject to the terms and conditions of this Agreement and the Related Agreements, JGI shall form the Company as a Delaware limited liability company and, upon Closing, the terms of the limited liability company agreement of the Company shall be amended and restated to be as set forth in the Operating Agreement, and further that, among other things, pursuant to the Operating Agreement, the Company will hold all of the outstanding interests in JHYT. It is further understood that (a) this Agreement itself shall not constitute or create a joint venture, partnership, limited liability company or any other similar arrangement between the parties hereto and (b) no party hereto is hereby authorized to act as agent of any other party hereto.
ARTICLE 3
RELATED AGREEMENTS; CLOSING
     Section 3.1 Formation of the Company. (a) On or before the Closing Date, JGI shall cause the Company to be organized and formed by filing a Certificate of Formation (as in effect from time to time, the “Certificate of Formation”), with the Secretary of State of the State of Delaware.
          (b) On the Closing Date, the parties hereto shall enter into the Operating Agreement.
     Section 3.2 Contribution by Jefco. On the Closing Date, Jefco shall enter into the Series A Contribution Agreement, pursuant to which Jefco shall contribute to the Company or, at the direction of the Company, to JHYT for the account of the Company, the Brokerage Assets, in consideration for Series A Member Interests, all as more fully set forth in the Series A Contribution Agreement and the Operating Agreement.
     Section 3.3 Contribution by JGI and Jefco. On the Closing Date, JGI and Jefco shall enter into the Series B Contribution Agreement, pursuant to which JGI and Jefco shall commit to contribute capital to the Company or, at the direction of the Company, to JHYT for the account of the Company in the amount of the JGI Commitment and shall contribute on and as of the Closing Date cash and securities, including all of the interests in Jefferies Partners Opportunity

Fund II, LLC, a Delaware limited liability company (“JPOF II”), held by JGI and Jefco, in consideration for Series B Member Interests, all as more fully set forth in the Series B Contribution Agreement and the Operating Agreement.
     Section 3.4 Contribution by Leucadia. On the Closing Date, Leucadia shall enter into the Series C Contribution Agreement, pursuant to which Leucadia shall commit to contribute capital to the Company or, at the direction of the Company, to JHYT for the account of the Company, in the amount of the Leucadia Commitment and shall contribute, on and as of the Closing Date, cash and all of the interests in JPOF II held by Leucadia, in consideration for Series C Member Interests, all as more fully set forth in the Series C Contribution Agreement and the Operating Agreement.
     Section 3.5 Trademark License Agreement. On the Closing Date, Jefco and the Company shall enter into the Trademark License Agreement.
     Section 3.6 Management Support Agreement. On the Closing Date, Jefco and the Company shall enter into the Management Support Agreement.
     Section 3.7 Clearing Agreement. On the Closing Date, Jefco and the Company shall enter into the Clearing Agreement.
     Section 3.8 Closing. Subject to the provisions of Article 6 hereof, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Morgan, Lewis & Bockius LLP, on a mutually acceptable date not earlier than the fifth Business Day after receipt of the NASD Approval or on such other date or at such other place as shall be agreed to in writing by all of the parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     Each of the parties hereto hereby represents and warrants to each of the other parties hereto that (a) it is duly authorized, validly existing and in good standing in the jurisdiction of its formation; (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and will not result in a material violation of any Law applicable to such party or of any contract binding upon such party or its property; and (c) except for the NASD Approval and the consents of non-governmental third parties to be obtained by such party and its Affiliates, no Regulatory Approvals or consents of non-governmental third parties are required in connection with the execution, delivery or performance by such party or any of its Affiliates of this Agreement or any of the Related Agreement to which such party or any of its Affiliates is or is to be a party.

ARTICLE 5
CERTAIN COVENANTS
     Section 5.1 Ordinary Course Operation. During the period commencing on the date hereof and ending on the Closing Date, Jefco agrees to:
     (a) operate the Business only in the ordinary course on a basis consistent with past practice;
     (b) use all reasonable efforts to preserve the Business and keep available the services of the full-time officers and employees engaged therein to the extent required to conduct the Business in substantially the same manner as conducted on the date hereof;
     (c) use all reasonable efforts to maintain good relations with Persons having a business relationship with the Business;
     (d) preserve and maintain all permits, licenses, approvals and authorizations necessary to operate the Business and renew the same if any should expire;
     (e) comply in all material respects with all laws, ordinances, rules and regulations applicable to the Business; and
     (f) maintain the books of account and records related to the Business in the ordinary course consistent with past practices.
     Section 5.2 Cooperation. Each of the parties hereto will cooperate in good faith and use all reasonable efforts to cause the transactions contemplated by this Agreement and the other Related Agreements to be consummated in accordance with the terms and conditions hereof and thereof. The foregoing obligations in this Section 5.2 shall not be deemed to require any party thereto to waive any right under this Agreement or any other Related Agreement.
     Section 5.3 Consents and Approvals. Each of the parties hereto shall use all reasonable efforts and cooperate in good faith with the other parties hereto with a view to (a) obtaining as soon as practicable the NASD Approval and all third-party consents required for the consummation of the transactions contemplated hereby and by the other Related Agreements, and each party hereto shall make available to the other parties hereto all information reasonably required in connection with obtaining such approvals and consents; and (b) satisfying all other Closing Conditions. Each of the parties hereto shall deliver to the other parties hereto copies of all proposed filings to be made by such party with securities regulatory and other Governmental Authorities, shall use its reasonable efforts to accommodate any suggestions or recommendations made by the other parties hereto with respect thereto and shall deliver to the other parties hereto, as soon as practicable, copies of all final applications to Governmental Authorities, in each case with respect to the transactions contemplated by this Agreement and the Related Agreements.
     Section 5.4 Executive Officers. On the Closing Date, the parties hereto shall take such action as is necessary and proper to cause the Company to appoint and employ, on terms satisfactory to the Board (as defined in the Operating Agreement), the following individuals to serve as executive officers of the Company, to hold the offices set forth opposite their respective names in the table below, and such individuals shall have accepted such offices until their successors are duly appointed.

Richard Handler	Chief Executive Officer

David Schwartz	President

Robert Welch	Chief Financial Officer

Robert Welch	Secretary
     Section 5.5 Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly give notice to the other parties hereto of any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described by such party in the Exhibits hereto or any Related Agreement or is necessary to correct any information provided by such party in the Exhibits hereto or to any Related Agreement or has caused any representation or warranty of such party herein or in any Related Agreement to become inaccurate. No such notice shall be deemed to supplement or amend this Agreement or any Related Agreement or any Schedules or Exhibits hereto or thereto; provided, however, that upon consummation of the Closing, all matters disclosed in notices given pursuant to and in accordance with the terms of this Section 5.5 shall be treated as having been disclosed herein or in the applicable Related Agreement as of the date hereof for purposes of such party’s indemnity obligations thereunder.
ARTICLE 6
CONDITIONS TO CLOSING
     Section 6.1 Conditions to Obligation of Each Party. The respective obligations of each of the parties hereto to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following conditions:
     (a) No Injunction. On the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any United States federal, state or local court, governmental commission, board or other regulatory authority or agency (“Governmental Authority”) of competent jurisdiction in effect that restrains or prohibits the consummation of any transaction contemplated under this Agreement or any Related Agreement or (ii) pending action, suit or proceeding brought by any Governmental Authority which seeks to restrain or prohibit consummation of any such transaction.
     (b) Regulatory Approvals. The NASD Approval shall have been obtained and any applicable waiting period in respect thereof shall have expired or been terminated and the NASD Approval shall be in full force and effect.
     (c) Other Transactions. Each of the Related Agreements shall have been duly executed and delivered by each party thereto and shall be in full force and effect, and the transactions contemplated by the Contribution Agreements shall have been consummated and have become effective in accordance with their respective terms.
     (d) Regarding JPOF. Jefco shall have obtained the consent of the members of JPOF to the merger of JPOF with and into JHYT on and as of the Closing Date, or shall have otherwise arranged for the sale or contribution of the assets of JPOF to the Company, or, at the direction of the Company, to JHYT for the account of the Company.
     (e) Regarding JEOF. Jefco shall have arranged for the sale or contribution of the assets of JEOF to the Company or, at the direction of the Company, to JHYT for the account of the Company.
     (f) Other Matters. The Company shall have received the written advice referred to in Section 2.10 of the Operating Agreement.
     Section 6.2 Additional Conditions to the Obligations of JGI and Jefco. The obligations of JGI and Jefco to consummate the Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:
     (a) Representations and Warranties. The representations and warranties of Leucadia or any of its Affiliates which are set forth in this Agreement or in the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.
     (b) Performance of Covenants. Each of the other parties hereto shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing.
     (c) Certificates. JGI and Jefco shall have received a certificate of Leucadia dated the Closing Date, executed on behalf of Leucadia to the effect that the conditions specified in section 6.2(a) and 6.2(b) with respect to Leucadia have been fulfilled.
     (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated by JGI and its Affiliates shall have been obtained and shall be in full force and effect on the Closing Date.
     (e) Additional Deliveries. Leucadia shall have furnished JGI with such certificates, instruments or other documents in the name or on behalf of Leucadia, executed by appropriate officers of such party, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than JGI and its Affiliates as JGI may reasonably request; provided, however, that any such certificate, instrument or other document so requested by JGI shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

     Section 6.3 Additional Conditions to the Obligations of Leucadia. The obligations of Leucadia to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:
     (a) Representations and Warranties. The representations and warranties of JGI and Jefco or any of their Affiliates which are set forth in this Agreement or the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.
     (b) Performance of Covenants. JGI and Jefco shall each have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by JGI or Jefco prior to or at the Closing.
     (c) Certificates. Leucadia shall have received a certificate of JGI and Jefco, dated the Closing Date, executed on behalf of each of such parties to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) with respect to such party have been fulfilled.
     (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated hereby by Leucadia and its Affiliates shall have been obtained and shall be in full force and effect on the Closing Date.
     (e) Additional Deliveries. Each of JGI and Jefco shall have furnished Leucadia with such certificates, instruments or other documents in the name or on behalf of such party, executed by appropriate officers of such parties, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than Leucadia and its Affiliates as Leucadia may reasonably request; provided, however, that any such certificate, instrument or other document so required by Leucadia shall be of a type that is customary in transactions similar to the transactions contemplated hereby.
     (f) Series C Contribution Agreement. The conditions to Leucadia’s obligations under the Series C Contribution Agreement shall have been satisfied.
ARTICLE 7
TERMINATION
     Section 7.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing
     (a) by mutual written consent of all of the parties hereto;
     (b) by any of the parties hereto (i) thirty (30) days after the date on which any request or application for the NASD approval shall have been denied, unless within the thirty

     (30) day period following such denial a petition for rehearing or an amended application has been filed with the applicable Governmental Authority; provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 7.1(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein, or (ii) if any federal or state securities regulatory or other Governmental Authority shall have issued a final permanent order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby and the time for appeal or petition for reconsideration of such order, injunction, restraint or prohibition shall have expired without such appeal or petition being granted or such order, injunction, restraint or prohibition shall otherwise have become final and non-appealable;
     (c) by any of the parties hereto (but only if the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements) in the event of a material breach by any other party hereto of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements, which breach is not cured after thirty (30) days’ written notice thereof is given to the party committing such breach; or
     (d) by any of the parties hereto if the Closing shall not have occurred on or prior to May 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement hereunder to perform or observe in any material respect the covenants and agreements of such party set forth in this Agreement or in any other Related Agreements.
     Section 7.2 Effects of Termination. In the event of termination of this Agreement by any of the parties hereto as provided in Section 7.1, this Agreement shall forthwith become null and void (other than this Section 7.2, which shall remain in full force and effect), and there shall be no further liability on the part of any of the parties hereto or their respective officers or directors to the other parties hereto, and, in the event of a willful breach by any of the parties hereto of any representation, warranty, covenant or agreement contained in this Agreement, in which case the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching parties as a result thereof or in connection therewith or with the enforcement of any of their rights hereunder, whether sustained or incurred prior to, on or after the date hereof. In no event shall any party hereto or any of such party’s officers or directors have any liability to any other party hereto arising out of or relating to this Agreement in the event that the Closing occurs; provided that nothing herein shall limit the liability of the Person under any Related Agreement.
ARTICLE 8
GENERAL
     Section 8.1 Expenses. Except as expressly set forth in this Agreement or the Related Agreements, each party shall pay its own expenses and costs incidental to the completion of the transactions contemplated hereby incurred by such party.

     Section 8.2 Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication (answerback confirmed), or electronic mail as follows:

If to JGI or Jefco:	Jefferies Group, Inc.
520 Madison Avenue
12th Floor
New York, New York 10022
Attention: Chief Financial Officer
General Counsel

with a copy sent contemporaneously to:	Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: David G. Nichols, Jr., Esq.

If to Leucadia:	Leucadia National Corporation
315 Park Avenue
New York, New York 10022
Attention: Joseph S. Steinberg

with a copy sent contemporaneously to:	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Andrea Bernstein, Esq.
     Section 8.3 Entire Agreement. This Agreement (including the Exhibits hereto), together with the Related Agreements (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the Related Agreements, it has not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.
     Section 8.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws rules.
     Section 8.5 Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement may be brought in a court of competent jurisdiction in the City of New York. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the jurisdiction of such courts in any such action, suit or proceeding.
     Section 8.6 Waiver of Certain Damages. Each of the parties hereto to the fullest extent permitted by law irrevocably waives any rights that it might have to punitive, special, exemplary or consequential damages in respect of any litigation based upon, or arising out of, this Agreement or any Related Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.
     Section 8.7 Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.
     Section 8.8 Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any Related Agreement nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.
     Section 8.9 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.
     Section 8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 8.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
     Section 8.12 Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
     Section 8.13 Waiver of Right to Jury Trial. Each of the parties hereto hereby waives its rights to a trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Agreement or the validity, interpretation or enforcement hereof or any of the transactions contemplated hereby.
[Signature page follows.]

     In witness hereof, and intending to be legally bound hereby, the parties hereto have caused this Master Agreement for the Formation of a Limited Liability Company to be duly executed and delivered as of the date and year first above written.

JEFFERIES GROUP, INC.
By:	/s/ Richard B. Handler
	Name:	Richard B. Handler
	Title:	Chief Executive Officer

JEFFERIES & COMPANY, INC.
By:	/s/ Richard B. Handler
	Name:	Richard B. Handler
	Title:	Chief Executive Officer

LEUCADIA NATIONAL CORPORATION
By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

EXHIBIT A
Jefferies High Yield Holdings, LLC
A Delaware Limited Liability Company
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of _______ __, 2007

i

(continued)

(continued)

(continued)

		Page
14.10	Severability	60

14.11	Consent to Jurisdiction	60

14.12	Waiver of Right to Jury Trial	60

14.13	Amendments	60

14.14	Side Letters	61

Schedule A — Members and Percentage Interests
Schedule B — Initial Directors
Schedule C — Initial Officers

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF JEFFERIES HIGH YIELD HOLDINGS, LLC
     This Amended and Restated Limited Liability Company Agreement of Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the “Company”), is made as of ___ ___, 2007 (as amended and in effect from time to time, this “Agreement”), by and among (a) Jefferies Group, Inc., a Delaware corporation (“JGI”), (b) Jefferies & Company, Inc., a Delaware corporation (“Jefco”), (c) Leucadia National Corporation, a New York corporation (“Leucadia”), (d) Jefferies High Yield Partners, LLC, a Delaware limited liability company (“Fund Investor”), and (e) Jefferies Employees Opportunity Fund LLC, a Delaware limited liability company (“JEOF”), as members of the Company (the “Initial Members”), and (f) the Company. Any reference in this Agreement to JGI, Jefco, Leucadia, Fund Investor or JEOF shall include such Member’s successors to the extent such successors have become New Members in accordance with the provisions of this Agreement.
     WHEREAS, JGI, Jefco, Leucadia, Fund Investor and JEOF desire to continue a limited liability company pursuant to the Delaware Act for the purpose of continuing the Business;
     WHEREAS, Jefco, Leucadia and Persons affiliated with them (the “JPOF II Members”) own all of the outstanding equity interests in Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company and a broker-dealer registered with the NASD (“JPOF II”);
     WHEREAS, pursuant to Series B Contribution Agreements and Series C Contribution Agreements, the JPOF II Members will contribute all of the outstanding equity interests in JPOF II to the Company in exchange for Series B Interests and Series C Interests, as the case may be;
     WHEREAS, promptly upon contribution of all of the outstanding equity interests in JPOF II to the Company, the Company will, among other things, cause the name of JPOF II to be changed to Jefferies High Yield Trading, LLC (“JHYT”);
     WHEREAS, the Company intends to continue the Business through JHYT; and
     WHEREAS, each of JGI, Jefco, Leucadia, Fund Investor and JEOF is executing and delivering concurrently herewith the Related Agreements to which it is party.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Initial Members and the Company hereby agree to amend and restate in its entirety the Original Agreement as follows:
ARTICLE I
DEFINED TERMS
     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     “Accounting Period” means a three (3) month period commencing on the first day of each Fiscal Quarter, or any period of shorter duration commencing upon the Closing Date or the day following the last day of the preceding Accounting Period and terminating upon the earlier of (a) the last day of the current Fiscal Quarter or (b) the day preceding the effective date of the admission of any New Member, any other change in the relative Member Interests of the Members, a Transfer by any Member, a Company Sale or any other similar transaction or event, as determined by the Board.
     “Additional Interests” means Member Interests issued in accordance with the provisions of Section 4.7.
     “Adjusted Capital Account” means, with respect to the Capital Account of any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Accounting Period, after giving effect to all allocations made with respect to such Accounting Period under Section 8.1 and to the following adjustments:
                  (a) credit to such Capital Account any amounts that the Member is obligated to restore pursuant to Treasury Regulation §1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulation §§1.704-2(g)(1) or 1.704-2(i)(5);
                  (b) debit to such Capital Account the items described in Treasury Regulation §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) that are attributable to such Capital Account.
     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Adverse Party” means any Person whose acquisition by Transfer or otherwise of a Member Interest (including any indirect acquisition by obtaining a controlling interest in any Person that directly or indirectly controls a Member) could reasonably be expected to materially and adversely affect the best interests of the Company, as determined in good faith by the Board.
     “AE Credits” means commissions, commission equivalents and credits awarded to salespersons, traders and other employees of the Company, JHYT and/or the Servicer relating to transactions by or on behalf of JHYT with customers assigned to or serviced by such salespersons, traders or other employees.
     “Affiliate” means, when used with reference to a specified Person at the time of evaluation, any Person that directly or indirectly controls or is controlled by or under common control with the specified Person. The term “control” for purposes of this definition of Affiliate means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Affiliated Vehicle” means any limited partnership, limited liability company, business trust or other pooled investment vehicle sponsored, managed or advised by JGI or any of its controlled Affiliates (other than the Company, JHYT or any other Subsidiary of the Company)

and for which the Servicer, sponsor, investment adviser or other Person is entitled to receive a management fee and/or a carried interest or profit participation.
     “Aggregate Net Book Income” means, as calculated from time to time, the excess of the aggregate Book Income for the then current and all previous Accounting Periods over the aggregate Book Loss for the then current and all previous Accounting Periods, taking into account adjustments under Section 4.6(b), and excluding any Net Income or Net Loss directly attributable to the Brokerage Assets.
     “Aggregate Net Book Loss” means, as calculated from time to time, the excess of the aggregate Book Loss for the then current and all previous Accounting Periods over the aggregate Book Income for the then current and all previous Accounting Periods, taking into account adjustments under Section 4.6(b), and excluding any Net Income or Net Loss directly attributable to the Brokerage Assets.
     “Applicable Redemption Date” means (a) with respect to the mandatory redemption of the Series B Interests, the Series C Interests, the Series D Interests or the Series E Interests, the date upon which the Series B Term, the Series C Term, the Series D Term or the Series E Term shall expire, as the case may be; (b) with respect to any redemption pursuant to Section 6.2, the date as of which the Company gives effective notice of such redemption under Section 14.2 to the Member or other Person whose Member Interests are to be redeemed thereunder; and (c) with respect to any redemption pursuant to Section 6.3, the date as of which the Company receives effective notice of such redemption under Section 14.2 from the Member that is exercising its right of redemption thereunder.
     “Assets” means any cash, Securities, investments or any other property or assets, including without limitation short positions with respect to any of the foregoing and intangible assets.
     “Bank Loans” means performing senior debt obligations of corporate issuers, including without limitation term loans and other funded investments, assignments of and participations in such obligations and investments, whether acquired through primary bank syndications, in the secondary market or otherwise.
     “Benefit Plan Investors” means any “benefit plan investor” as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101(f)(2), including without limitation any employee benefit plan subject to ERISA, any governmental plan, individual retirement account, Keogh plan or foreign plan, and any insurance company general account funds or other pooled vehicle the underlying assets of which are treated as “plan assets” for purposes of ERISA.
     “Book Income” or “Book Loss” means, for an Accounting Period, the net income or net loss, respectively of the Company determined for the Accounting Period in accordance with GAAP, and determined by marking-to-market the Assets to their Market Value at the end of the Accounting Period.
     “Book Property” means property that is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, within the meaning of Treasury Regulation §1.704-1(b)(2)(iv)(g)(1).

     “Book Value” means the book value of the Company as determined according to GAAP by the Company’s auditors in a manner consistent with the methodology set forth in Article IX.
     “Brokerage Assets” means the tangible and intangible assets contributed by Jefco in consideration for the Series A Interest pursuant to the Series A Contribution Agreement, together with any like assets acquired by the Company or JHYT after the issuance of the Series A Interest. For the avoidance of doubt, the Brokerage Assets do not include any cash, Securities or other property contributed by JGI or Jefco in consideration for Series B Interests, or otherwise acquired by the Company or JHYT, or any of the Business Employees.
     “Business” means the business of securities brokerage, including acting as a broker or dealer in Securities, Bank Loans, High Yield Debt and Special Situation Investments on substantially the same basis as conducted prior to the date hereof by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and to engage in any activity required thereby or incidental thereto, including making markets and acting as a block positioner of Securities.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
     “Business Employee” means the individuals seconded to JHYT and/or the Company pursuant to the Services Agreement.
     “Business Plan” means the business plan for the Company adopted by the Board no less frequently than once each calendar year and setting forth (a) the budget for the Company for the Fiscal Year covered by such plan and (b) the capital requirements for the Business, and the means proposed for meeting such capital requirements.
     “Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.6 hereof. A Transferee may acquire an interest in a Capital Account as provided in Section 4.6(d).
     “Capital Contribution” means, with respect to any Member, the amount of cash plus the fair market value of any other property (net of liabilities that the Company is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) contributed to the Company pursuant to Article IV.
     “Cash Equivalents” means investments that are one or more of the following obligations or securities:
          (a) U.S. Government Securities;
          (b) certificates of deposit of, banker’s acceptances issued by or money market accounts in, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company are rated and have a rating of at least “F-1” if rated by Fitch, “P-1” if rated by Moody’s or “A-1” if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long-term debt obligations of such holding company are rated and such rating is at least “A+” if rated by Fitch, “Al” if rated by Moody’s or “A+” if rated by S&P or any two of the foregoing);
          (c) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to “supervision and examination by federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short-term rating of at least “F-1” if rated by Fitch, “P-l” if rated by Moody’s or “A-1” if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing on its commercial paper;
          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, so long as the obligations thereof are rated and have a credit rating of at least “F-1” if rated by Fitch, “P-1” if rated by Moody’s or “A-1” if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing either at the time of such investment or the making of a contractual commitment providing for such investment;
          (e) interest-bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least $250,000,000 maturing within one year; provided, that: (i) in no event shall Cash Equivalents include any obligations that provide for the payment of interest alone or principal alone; (ii) except in the case of U.S. Government Securities, Cash Equivalents shall mature within 183 days of acquisition by the Company; (iii) if any of Fitch, S&P or Moody’s changes its rating system, then any ratings included in any subsection of this definition shall be deemed to be an equivalent rating in a successor rating category of Fitch, S&P or Moody’s, as the case may be; and (iv) if any of Fitch, S&P or Moody’s is not in the business of rating securities, then any ratings included in any subsection of this definition shall be deemed to be an equivalent rating from another rating agency of comparable standing; and
          (f) securities issued by money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) hereof.
     “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.
     “Change of Law” means the enactment or adoption of any statute, rule, regulation, interpretation, amendment, order or official investigation or inquiry that has, or could reasonably be expected to have, an effect upon the characterization of the Company, JHYT or any Member Interest that in the reasonable determination of the Board or any Member, as applicable, after receipt of written advice of counsel, constitutes a change that is adverse in any material respect from the written advice of counsel to the Company and/or any Member that was relied upon when entering into this Agreement.

     “Clearing Agreement” means the clearing agreement pursuant to which JHYT will introduce accounts to Jefco on a fully disclosed basis.
     “Closing Date” means ___, 2007.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” means, with respect to each Member other than the Series A Member, the aggregate amount of cash and other property agreed to be contributed as capital to the Company, as specified in such Member’s Contribution Agreement and reflected on Schedule A maintained with the books and records of the Company at the Company’s principal office, as such Schedule A may be modified from time to time.
     “Company Sale” means (a) the sale or issuance by the Company after the date of this Agreement in a single transaction or series of related transactions of Member Interests that constitute, following consummation of such sale or issuance, more than fifty percent (50%) of the outstanding Member Interests (measured by Percentage Interests and disregarding for such purpose the Series A Interests) or (b) the sale, in a single transaction or in a series of related transactions, to any Person or group (as defined for purposes of Section 13(d)(3) of the Exchange Act) of (i) all of the outstanding Member Interests or (ii) all or substantially all of the Company’s Assets determined on a consolidated basis, in each case whether accomplished directly or indirectly and whether accomplished by purchase of Member Interests, stock or assets, merger, recapitalization, reorganization or other form of transaction.
     “Competitor” means any Person that holds itself out to the public as being engaged in a business substantially similar to the Business.
     “Contract” means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment (whether written or oral).
     “Contribution Agreements” means the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement[, the Series D Contribution Agreement] and the Series E Contribution Agreement.
     “Covered Person” means each Director, Officer, Member and employee of the Company.
     “Credit Agreement” means a loan agreement secured by the assets of JHYT that permits JHYT to borrow up to an amount equal to the Total Commitments.
     “Default” with respect to any Member shall mean the failure of such Member to contribute, within ten (10) Business Days of the date required, all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement.
     “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended and in effect from time to time, and any successor statute.
     “Director” means a member of the Board.

     “Distribution” shall mean cash or property (net of liabilities that the Member is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) distributed to a Member or an assignee or Transferee of a Member in respect of such Member’s Member Interest in the Company.
     “Encumbrances” means all liabilities, obligations, pledges, security interests, security agreements, options, rights of first refusal, rights of first offer, options to purchase, liens, mortgages, deeds of trust, leases, subleases, easements, encroachments, claims, encumbrances or charges.
     “Exchange” means any national securities exchange, including NASDAQ, registered under the Exchange Act or any other United States or foreign exchange, alternative trading system or quotation system providing regularly published securities prices.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fee Offset Amount” means each amount determined on a case-by-case basis by the Board of Directors with respect to any arrangements in which the Company or JHYT invests in an Affiliated Vehicle.
     “Fiscal Quarter” means a fiscal quarter of a Fiscal Year.
     “Fiscal Year” for financial reporting and tax purposes means the calendar year, except that the Company’s first fiscal year shall commence on the Closing Date and shall end on December 31, 2007 and, upon dissolution of the Company, the Company’s last Fiscal Year shall be from the end of the last fiscal year immediately preceding the date of such dissolution to the last date on which the winding up of the Company is completed.
     “Fitch” means Fitch IBCA, Inc. and its successors.
     “GAAP” means United States generally accepted accounting principles, as in effect from time to time.
     “High Yield Debt” means debt securities having below-investment-grade ratings, including without limitation secured, unsecured, senior or subordinated debt, with or without equity components, and convertible securities, any of which may be issued in connection with leveraged transactions such as management buyouts, acquisitions, refinancings, recapitalizations and later-stage growth capital financings
     “Indebtedness” means as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (g) above, guaranteed, directly or indirectly, by that Person.
     “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
     “Law” means any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement (including those of the SEC and any Self-Regulatory Organization).
     “LUK Change of Control” means (a) a Competitor or Adverse Party shall have acquired at least twenty percent (20%) of the voting securities of Leucadia then outstanding and (b) either (i) such Competitor or Adverse Party shall have acquired a Percentage Stock Ownership (as defined in Article IV of Leucadia’s Certificate of Incorporation (as in effect on the date hereof)) in excess of the Percentage Stock Ownership then held by Ian M. Cumming (“Cumming”), Joseph S. Steinberg (“Steinberg”) and their respective Affiliates, in the aggregate, or (ii) neither Cumming nor Steinberg is the Chief Executive Officer or President of Leucadia.
     “Management Fee” means the fee payable to the Servicer in consideration for the Servicer’s services under the Services Agreement, in each case as set forth therein. The Management Fee shall accrue at a per annum rate of 1.5 percent of the Market Value of JHYT’s Assets.
     “Managing Members” means JGI, for so long as it and its controlled Affiliates hold Series B Interests, and Leucadia, for so long as it and its controlled Affiliates hold Series C Interests; provided that in the event of a Conversion, JGI shall be the sole Managing Member.
     “Market Value” means, (a) with respect to any Security (other than a Cash Equivalent or an Unquoted Security) at any date, the product of (i) the Market Value Price for each unit of such Security on such date (and, with respect to any Securities which have an amortizing principal amount, the then-current factor related thereto, if applicable) times (ii) the number of units of such Security held by the Company or JHYT, (b) with respect to cash, the amount thereof, (c) with respect to any Cash Equivalent, (i) if interest-bearing, the face amount thereof and (ii) if issued at a discount, the face amount thereof less any unamortized discount, and (d) with respect to any Unquoted Security at any date, the value thereof most recently determined in good faith by the Board. For purposes of this definition, (A) accrued interest on any interest-bearing Security (unless it is quoted “flat”) will be included in the determination of Market Value by the party making such determination and (B) the Market Value of all non-dollar-denominated

Securities will be converted into dollars (at the spot exchange rate at the close of business of the relevant calculation date).
     “Market Value Price” means, with respect to any Security (other than a Cash Equivalent or an Unquoted Security) as of any date, (a) in the case of long positions, the average bid price and in the case of short positions, the average ask price for each unit of such Security obtained by the Board as of the most recent weekly valuation quoted by at least two independent third party broker-dealers or (b) the price for each unit of such Security obtained by the Board as of the most recent weekly valuation quoted by a Pricing Service or (c) the closing price obtained by the Board as of the most recent weekly valuation for each unit of such Security on an Exchange or, in the event closing prices are not available on such Exchange, the closing bid price in the case of long positions, and the closing ask price in the case of short positions.
     “Member” means any Person who becomes a party hereto as a Member in accordance with the terms hereof, each in his or its capacity as a member of the Company.
     “Member Interest” means a Member’s membership interest in the Company and the rights expressly provided in this Agreement or required by the Delaware Act. The Percentage Interest and type of Member Interests assigned to each Member shall be listed opposite such Member’s name on Schedule A.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors.
     “NASD” means the National Association of Securities Dealers, Inc.
     “NASDAQ” means The NASDAQ Stock Market, Inc.
     “Net Asset Value” means the Market Value of the Assets held by the Company less the liabilities of the Company, calculated in accordance with GAAP, determined according to Article IX.
     “Net Income” or “Net Loss” means, except as specified below, the income or loss of the Company for “book” or “capital account” purposes under Treasury Regulation §1.704-1(b)(2) (iv). In particular, but without limitation, for each Accounting Period, “Net Income” or “Net Loss” shall mean the Company’s taxable income or loss for such Accounting Period, determined in accordance with Code Section 703(a) (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following modifications:
          (a) income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, any Book Property shall be computed by reference to the value of such Book Property as set forth in the books of the Company, all in accordance with the principles of Treasury Regulation §1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such Book Property differs from such value;
          (b) any income of the Company that is exempt from federal income tax, and that is not otherwise taken into account in computing Net Income or Net Loss, shall be treated as an item of income in computing such Net Income or Net Loss;

          (c) any expenditures of the Company that are described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in computing Net Income or Net Loss, shall be treated as items of expense in computing such Net Income or Net Loss;
          (d) in the event that the value of any Company property is adjusted pursuant to Section 4.6(b) or Section 4.6(f) of this Agreement, the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Income and Net Loss;
          (e) to the extent (and only to the extent) that an adjustment made to the adjusted tax basis of any Company Asset pursuant to Code Section 732, Code Section 734 or Code Section 743 is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Income or Net Loss; and
          (f) all items of Company gross income, gain, loss, deduction or expense for any Accounting Period that are specially allocated pursuant to Section 8.1(b) shall be disregarded in computing Net Income or Net Loss for the Accounting Period (but the amount of such items available for allocation under Section 8.1(b) shall be determined by applying rules analogous to the modifications set forth in clauses (a) through (e) above).
     “New Member” means any Member admitted to the Company pursuant to the terms of this Agreement other than the parties to the Contribution Agreements.
     “Non-Defaulting Member” means, in the event of any Default, any Member not in Default.
     “Percentage Interest” means the interest of each Series B Member, Series C Member, Series D Member and Series E Member in the profits and losses of the Company, based upon the respective Capital Contributions of such Members and expressed as a percentage, as set forth on Schedule A, all of which taken together shall equal one hundred percent (100%). Changes in the Percentage Interests of the Series B Members, Series C Members, Series D Members and Series E Member shall be recorded on Schedule A hereto.
     “Person” means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.
     “Presumed Tax Rate” means 45%.
     “Previously Undistributed Book Income” means, as calculated from time to time, the excess, if any, of (i) Aggregate Net Book Income over (ii) the aggregate amount of Distributions pursuant to Section 8.4(b) and 8.4(c) for the then current and all previous Accounting Periods.
     “Pricing Service” means any of [J.J. Kenny, Merrill Lynch or IDC].

     “Prime Rate” means the prime commercial lending rate as quoted by the Wall Street Journal.
     “Related Agreements” means, collectively, the Certificate of Formation of the Company, this Agreement, the Contribution Agreements, the Clearing Agreement, the Services Agreement and the Trademark License Agreement.
     “Restricted Securities” means (i) the Member Interests and (ii) any securities issued with respect to, or in exchange for, the securities referred to in clause (i) above in connection with a conversion, combination, recapitalization, reclassification, reorganization, merger, consolidation or other reorganization.
     “Revaluation Event” means (i) the last business day of each Accounting Period; (ii) a contribution of more than a de minimis amount of money or property to the Company by any new or existing Member; (iii) the distribution by the Company of more than a de minimis amount of money or property to a retiring or continuing Member; and (iv) the liquidation of the Company, within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(g) or pursuant to Article XIII; provided, however, that in connection with an event described in clause (ii) or (iii) above a “Revaluation Event” shall occur only if, as a result of such event, there is a change in the proportionate interests of the Members.
     “S&P” means Standard & Poor’s Ratings Services, and its successors.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means capital stock, preorganization certificates and subscriptions, warrants, derivatives, swaps, trust receipts, bonds, notes, convertible debt, bank loans and any other evidences of indebtedness (in each case, whether senior or subordinated or secured or unsecured), and other restricted or marketable, equity, debt or equity- or debt-related securities, obligations, or interests including any combination of the foregoing and including direct or indirect interests or participations therein or other similar securities, obligations or interests (including, without limitation, shares of beneficial interest, warrants, derivatives, swaps, rights or options (including puts and calls) to purchase equity, debt or equity- or debt-related securities, obligations or interests, limited and general partnership interests, limited liability company interests, trade credit or other obligations or debt-related securities, obligations or interests issued in connection with financing financially troubled companies, including in connection with reorganizations or similar situations) and to the extent not included in the foregoing, any right, claim, instrument or investment contract that is within the definition of “security” in either the Securities Act or the Exchange Act.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Self-Regulatory Organization” means the NASD, each national securities exchange in the United States and each other board or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies or investment advisers, or to the jurisdiction of which the Company is subject.

     “Series A Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Jefco and in substantially the form attached hereto as Exhibit A.
     “Series A Interest” shall mean, with respect to any holder of Series A Interests, the rights of such Member under this Agreement and applicable Law, including the right to a share of Net Income and Net Loss, to Distributions and to the Brokerage Assets upon redemption of the Series A Interests or liquidation of the Company, all in accordance with this Agreement.
     “Series A Members” means those Persons listed in Schedule A (as in effect on the date hereof) as holder of a Series A Interest, and shall also include any New Member admitted to the Company as a Series A Member after the date hereof in accordance with this Agreement. The initial Series A Member is Jefco. In the event there is more than one Series A Member, the percentage of the Series A Interests owned by each Series A Member shall be recorded by the Company in its books and records.
     “Series B Contribution Agreement” means a Contribution Agreement, dated as of the Closing Date, by and between the Company, Jefco, JGI or one or more of their respective Affiliates and in substantially the form attached hereto as Exhibit B.
     “Series B Interest” means, with respect to any holder of Series B Interests, the rights of such Member under this Agreement and applicable Law, including the rights to vote, to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.
     “Series B Members” means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series B Interest, and shall also include any New Member admitted to the Company as a Series B Member after the date hereof in accordance with this Agreement. The initial Series B Members are JGI and Jefco.
     “Series C Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Leucadia and in substantially the form attached hereto as Exhibit C.
     “Series C Interest” means, with respect to any holder of Series C Interests, the rights of such Member under this Agreement and applicable Law, including the rights to vote, to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.
     “Series C Members” means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series C Interest, and shall also include any New Member admitted to the Company as a Series C Member after the date hereof in accordance with this Agreement. The initial Series C Member is Leucadia.
     “Series D Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Fund Investor and in the form agreed by the parties thereto.

     “Series D Interest” means, with respect to any holder of Series D Interests, the rights of such Member under this Agreement and applicable Law, including the rights to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement, it being acknowledged and agreed that the Series D Interests shall have no voting or consent rights hereunder or under the Delaware Act, except as herein expressly provided.
     “Series D Members” means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series D Interest, and shall also include any New Member admitted to the Company as a Series D Member after the date hereof in accordance with this Agreement. The initial Series D Member is Fund Investor.
     “Series E Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and between the Company and JEOF and in the form agreed by the parties thereto.
     “Series E Interest” means, with respect to any holder of Series E Interests, the rights of such Member under this Agreement and applicable Law, including the rights to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement, it being acknowledged and agreed that the Series E Interests shall have no voting or consent rights hereunder or under the Delaware Act, except as herein expressly provided.
     “Series E Members” means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series E Interest, and shall also include any New Member admitted to the Company as a Series E Member after the date hereof in accordance with this Agreement. The initial Series E Member is JEOF.
     “Servicer” means Jefco or an affiliate of Jefco, in its capacity as Servicer pursuant to the terms of the Services Agreement, and any permitted successor thereto.
     “Services Agreement” means the Services Agreement, dated as of the Closing Date, by and among JHYT, the Company and the Servicer and in substantially the form attached hereto as Exhibit D.
     “Special Situation Financing” means distressed debt, including without limitation performing or non-performing bank debt, high-yield bonds, trade claims and other obligations, equity, post-reorganization equity, common and preferred stock of leveraged companies and interests in the equity of real estate investment trusts, limited partnerships, limited liability companies and other Persons, including the issuers of collateralized loan obligations and collateralized debt obligations.
     “Subsidiary” means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity’s directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

     “Tax” or “Taxes” means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.
     “Total Commitments” means, as of the date of determination, the aggregate Commitments of the Members.
     “Trademark License Agreement” means the Trademark License Agreement to be entered into as of the date hereof, between Jefco, the Company and JHYT.
     “Transfer” or “Transferred” means, with respect to any Member Interest, a sale, transfer, exchange, assignment, gift, pledge, hypothecation or other disposition or Encumbrance of any nature, voluntarily or involuntarily or by operation of law of or on such Member Interest (including any Transfer as a result of a merger or consolidation involving a Member, a sale of all or substantially all of a Member’s assets or any indirect acquisition by obtaining a controlling interest in any Person that directly or indirectly controls a Member).
     “Transferee” means, with respect to any Member Interest, the Person to whom such Member Interest has been Transferred in accordance with the terms of this Agreement or, if the context so requires, to whom the Transferor of such Member Interest desires to Transfer such Member Interest.
     “Transferor” means, with respect to any Member Interest, the Member or Person who has Transferred such Member Interest, or if the context so requires, who desires to Transfer such Member Interest.
     “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     “Unfunded Commitment” means with respect to any Member as of any date, the excess, if any, of (a) the amount of such Member’s Commitment, over (b) such Member’s aggregate Capital Contributions previously made.
     “Unquoted Security” means any Security which is not (a) priced by a Pricing Service, (b) quoted by two independent, third party dealers or (c) traded on an Exchange.
     “U.S. Government Securities” means Securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.
     1.2 Other Defined Terms. The following terms have the meanings given such terms in the Sections set forth below:

Term	Section
Acting Member	Section 4.3(d)
Agreement	Caption
Alternate	Section 3.2(a)
Annual Distribution	Section 8.4(b)
Board	Section 3.1(a)
Capital Account	Section 4.6(a)
CEO	Section 3.4(a)
CFO	Section 3.4(b)
Chairman	Section 3.2(b)
Company	Caption
Conversion	Section 6.3(d)
Defaulted Portion	Section 4.3(d)(i)
Disclosing Party	Section 7.1
Disputed Matter	Section 3.9
Dispute Notice	Section 3.9
Fund Investor	Caption
Initial Members	Caption
Jefco	Caption
JEOF	Caption
JGI	Caption
JHYT	Recitals
JPOF II	Recitals
JPOF II Members	Recitals
Lending Member	Section 4.3(d)(ii)
Leucadia	Caption
Management Event	Section 4.1(d)(i)
New Series D Interests	Section 6.3(d)
Non-Contributing Member	Section 4.3(d)
Officer	Section 3.4(b)
Original Agreement	Section 2.1(a)
Proprietary Information	Section 7.1
Reduction Notice	Section 6.3(d)
Related Party	Section 7.1
Rules	Section 4.1
Series B Term	Section 6.1(a)
Series C Term	Section 6.1(b)
Series D Term	Section 6.1(c)
Series E Term	Section 6.1(d)
Tax Distribution	Section 8.4(c)
Tax Matters Member	Section 11.1(a)
Technical Withdrawal	Section 13.4(a)
Unredeemed Amount	Section 6.3(d)

     1.3 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
ARTICLE II
ORGANIZATION
2.1 Formation.
          (a) The Company has been formed as a limited liability company pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware on ___, 2007 and the execution of a limited liability company agreement dated as of ___, 2007 (the “Original Agreement”) by JGI as the sole member. Upon the execution of this Agreement by each of the parties set forth on Schedule A, and the execution and delivery to the Company of the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement, the Series D Contribution Agreement and the Series E Contribution Agreement by JGI, Jefco, Leucadia, Fund Investor and JEOF, respectively, this Agreement shall amend and restate the Original Agreement in its entirety and the parties set forth on Schedule A shall be Members of the Company.
          (b) The name and mailing address of each Member and, as applicable, each Member’s Percentage Interest shall be listed on Schedule A attached hereto. The Board shall cause Schedule A to be updated from time to time as necessary to accurately reflect the information required to be stated therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.
     2.2 Name. Subject to the rights of [Jefco] in the name “Jefferies”, the name of the limited liability company shall continue to be Jefferies High Yield Holdings, LLC or such other name as may be selected by the Board from time to time with written notice given to the Members of such change. The Company may conduct its Business under any other name approved by the Board upon compliance with applicable law.
     2.3 Term. The term of the Company commenced on the date on which the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless sooner dissolved as provided in Article XIII.
     2.4 Registered Agent and Office. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person as the Board may designate from time to time in the manner provided by applicable Law.

     2.5 Principal Place of Business. The principal place of business of the Company initially shall be The Metro Center, One Station Place, Three North, Stamford, CT 06902. At any time, the CEO may change the location of the Company’s principal place of business, and this provision shall be deemed to have been amended accordingly. The Company may have offices at such other places within or without the State of Delaware as the CEO may from time to time determine or the business of the Company may require.
     2.6 Qualification in Other Jurisdictions. The Company shall be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification or registration is required. The CEO or any other Officer shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
     2.7 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging, through JHYT or other Subsidiaries of the Company, in the Business as previously conducted by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and any other lawful act or activity for which limited liability companies may be formed under the Delaware Act as determined from time to time by the Board.
     2.8 Powers of the Company.
          (a) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes of the Company set forth herein, including, but not limited to, the power and authority:
               (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
               (ii) without limitation to the foregoing clause (i), to conduct through JHYT a securities brokerage business in accordance with the applicable rules and regulations of the Exchange Act and any Self-Regulatory Organization of which JHYT is a member, and any applicable state securities law;
               (iii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
               (iv) to enter into, perform and carry out Contracts of any kind, including, without limitation, Contracts with any Member or any Affiliate thereof, or any agent of the Company, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

               (v) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of (A) direct or indirect obligations of or shares or other interests in domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a Servicer thereof and to exercise the rights and perform the duties created thereby), individuals or other Persons or (B) direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;
               (vi) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;
               (vii) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
               (viii) to appoint employees and agents of the Company, and define their duties and fix their compensation;
               (ix) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;
                (x) to cease its activities and cancel its Certificate;
               (xi) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any Contract in respect of any Asset;
               (xii) to borrow money and issue evidences of Indebtedness and guarantee Indebtedness (whether of any of its Subsidiaries or any other Person), and to secure the same by a mortgage, pledge or other Encumbrance on the Assets, in an aggregate amount not to exceed the Total Commitments;
               (xiii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and
               (xiv) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.
          (b) The Board may authorize any Person (including, without limitation, any Member) to enter into and perform any document, instrument or agreement on behalf of, and in the name of, the Company. Unless authorized by the Board, no Member, in such capacity, shall have the authority to act for or bind the Company.

          (c) The Company will not permit JHYT or any other Subsidiary to take any action that would not be permitted if such action were proposed to be taken by the Company, unless such action shall have been approved by the Board or the Members in accordance with the provisions of this Agreement and on the same basis as if such action were to be taken by the Company.
          (d) The Company may merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon approval of such transaction and related transaction documents by the Managing Members (without necessity for the vote or consent of any other Members or the Board).
     2.9 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Director or Officer shall be a partner or joint venturer of any other Member, Director or Officer, for any purposes other than federal, and if applicable, state and local tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment. The Members shall not make any election under Treasury Regulation Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for federal, state or local income tax purposes.
     2.10 No Investment Company. The Members intend that the Company shall not be an investment company, as such term is defined in the Investment Company Act, and that JYHT should be entitled to rely on the exception from the registration requirements of the Investment Company Act set forth in Section 3(c)(2) thereof and, in this connection, the Company shall obtain, on or prior to the Closing Date, the written opinion of Morgan, Lewis & Bockius LLP in respect of such matters. The Board shall cause JHYT to be operated so as not to be required to register as an investment company, as such term is defined in the Investment Company Act.
ARTICLE III
MANAGEMENT AND OPERATIONS
     3.1 Board of Directors.
          (a) The business and affairs of the Company shall be managed by or under the direction of a four-person board of directors (the “Board”) (which is composed of the Directors), except as may otherwise be provided in this Agreement. Except as provided in this Agreement, each of the Directors shall possess all rights, powers, duties and obligations of “managers” of a limited liability company as provided under the Delaware Act or otherwise by applicable Law; provided, that all of the actions of the Directors, in their capacity as such, shall be taken as a Board and no Director shall unilaterally take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the

Company, unless such action, and the taking thereof by such Director in his or her capacity as a Director, shall have been expressly authorized by the Board in accordance with Sections 3.3 hereof, or such action is taken by such Director in his or her capacity as an Officer or employee of the Company pursuant to authority delegated directly or indirectly by the Board. Subject to Sections 2.8(c), 3.7 and 3.8, the Board shall have the sole power and authority on behalf and in the name of the Company and/or JHYT to, and the Officers, employees and agents of the Company and JHYT shall have no power or authority to (unless such power or authority is delegated thereto by the Board):
               (i) establish policies and guidelines for the conduct of the business and affairs of the Company;
                (ii) consummate financings for the Company;
                (iii) make capital expenditures for the Company;
               (iv) protect and preserve the interests of the Company and the Assets and comply with all applicable Law and all agreements of the Company;
               (v) declare and approve payment of distributions to the Members, to the extent such Distributions are not otherwise authorized herein;
               (vi) commence, defend, prosecute or settle any litigation with respect to which the amount at issue exceeds $5 million or settle any material litigation that results in the entry of judgment against the Company or JHYT; provided, for avoidance of doubt, that settlement of regulatory matters that do not include the issuance of an injunction against the Company or JHYT, a limitation on the activities of the Company or JHYT or payment of a fine not in excess of $5 million shall not be deemed to be material; provided further, expenses incurred in connection with any litigation commenced against JHYT shall be borne by JHYT;
               (vii) cause or permit the Company or JHYT to incur or otherwise assume any material Indebtedness with a stated maturity of greater than one (1) year other than Indebtedness incurred in the ordinary course of business pursuant to JHYT’s trading and securities brokerage activities and borrowings under the Credit Agreement;
               (viii) develop any new products or services, including the allocation of capital for such purposes;
               (ix) take all such actions as are necessary or desirable to cause the Company or JHYT to acquire, hold and sell any interest in real estate necessary for the operation of the Business, including, without limitation, executing any lease;
               (x) acquire, sell, lease, dispose of, or, except to the extent provided for in connection with the Credit Agreement, permit any Encumbrance upon, any Asset that exceeds $50 million in value and that is required to be consolidated for accounting purposes, other than purchases, sales, loans, repurchases and reverse repurchases of Securities and other property in the ordinary course of business;

               (xi) acquire any Brokerage Assets, to the extent the cost of such acquisition(s) exceed(s) $1,000,000 in any fiscal year of the Company (exclusive of any expense attributable to employee compensation and benefits); provided, however, that approval of the Board shall be required in connection with the acquisition by the Company or any Subsidiary of any business or operations similar to the Business, including any assets thereof such as goodwill, licenses, or trademarks;
               (xii) acquire any Securities which would result in the Company and/or JHYT holding a position in the Securities of any single issuer having a value of $500 million or more as of the date of acquisition;
               (xiii) without limiting the effect of Section 4.3 or Section 4.7, sell or otherwise issue any Additional Interests, other than Series D Interests or Series E Interests to the extent such Series D Interests or Series E Interests have not been issued on or prior to the commencement of operations by the Company; provided that the Company shall not accept subscriptions for Series D Interests, or issue Series D Interests, in an amount exceeding $300 million unless all of the Commitments under the Series B Contribution Agreements and the Series C Contribution Agreement shall have been drawn down; and provided, further, that the Company shall not accept subscriptions for Member Interests, or issue Member Interests, with Commitments exceeding $2 billion in the aggregate without the approval of the Board;
               (xiv) redeem or offer to redeem the Member Interests or any other equity interests of the Company, other than as required or otherwise provided for in Article VI;
               (xv) select the Company’s and JHYT’s outside legal counsel and accountants, which shall initially be Morgan, Lewis & Bockius LLP and KPMG, respectively;
               (xvi) change any accounting method adopted by the Company and/or JHYT, except to the extent any change is required by GAAP;
               (xvii) enter into any license pursuant to which the Company grants or obtains a license to any intellectual property, other than the Trademark License Agreement, license agreements for off-the-shelf software or any other licenses obtained or granted in the ordinary course of business;
               (xviii) amend the terms of any of the Related Agreements, or enter into any agreement with a Managing Member, any Affiliated Vehicle, or any Affiliate of any of them;
                (xix) appoint Jefco as the initial Servicer, and any successor;
                (xx) keep the books and records of the Company;
               (xxi) maintain the funds of the Company in one or more Company accounts in a bank or banks and make payments for expenses of the Company out of such accounts;

               (xxii) obtain and comply with all policies of insurance in place with respect to the Company and the Assets;
               (xxiii) prepare and file all necessary returns, reports and statements and pay all Taxes, assessments and other impositions relating to the operation of the Company and the Assets and make any elections or take any other actions with respect to any material matter relating to such Taxes, assessments and other impositions and direct the Tax Matters Member in the performance of its duties as such;
               (xxiv) determine the value of the Assets from time to time as required hereunder and under any Contract, and to appoint such investment banks, accountants, professional valuation consultants or other professional advisers as it may determine to assist in the performance of such function;
                (xxv) approve, on behalf of the Company, any Credit Agreement or amendment thereto;
                (xxvi) sale of all or substantially all of the Brokerage Assets; and
               (xxvii) carry out any and all objects and purposes of the Company contemplated by this Agreement and perform all acts which they may deem necessary, advisable or appropriate in connection therewith.
          (b) The Members agree that all determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives, and any Person dealing with the Company shall be entitled to rely on such determinations, decisions and actions, and any execution of any instrument in connection therewith, without any further investigation, as to the authority of the Board to make or take any such determination, decision for or action on behalf of the Company.
     3.2 Composition of the Board.
          (a) General. The Board shall consist of four (4) Directors, two (2) of whom shall be appointed by each Managing Member. The initial Directors are set forth on Schedule B. Other than as set forth in Section 3.7, whenever any Company action is to be taken by a vote of the Board, it shall be authorized upon receiving the affirmative vote of three Directors present and voting at a duly constituted meeting of the Board at which a quorum is present. Each Director present at a duly constituted meeting of the Board at which a quorum is present shall be entitled to cast one vote. Each Managing Member shall have the right to designate an alternate director (an “Alternate”) to serve in the official capacity of such Director at a meeting of the Board. Such Alternate shall be considered a Director under this Agreement. In the event a Managing Member ceases to be a Member or there shall have been a Conversion of the Member Interests of such Member, the terms of the Directors appointed by such Managing Member shall thereupon terminate, unless extended by, and in such manner as set forth under, the written consent of the other Managing Member.

          (b) Chairman. A Director appointed by the Series B Members shall serve as Chairman of the Board (the “Chairman”). Each Chairman shall serve until a replacement or successor has been appointed and qualified by the Series B Members or until his or her earlier death, resignation or removal. The duties of the Chairman shall be as set forth in Section 3.3(a) below.
          (c) Removal; Resignation; Vacancies. Except as otherwise provided in this Agreement, each Director shall serve at the pleasure of the Managing Member which designated such Director. Each such Managing Member shall have the right at any time, in its sole and absolute discretion, to designate, remove (with or without cause) and replace any of its Directors by written notice to the Company, the Board and the other Managing Member. No Director may be removed except by the Managing Member designating such Director. Any Director may resign at any time by giving written notice to the Company, the Managing Members and the Board. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Company. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on the Board shall be filled only by the Managing Member the resignation, removal or death of whose Director has caused the vacancy.
          (d) Compensation. No Person shall be entitled to any fee, remuneration or compensation from or on behalf of the Company in connection with service as a Director. Any reasonable direct costs and expenses incurred by a Director on behalf of the Company shall be reimbursed by the Company.
          (e) Duties and Liabilities. Each Member, by execution of this Agreement, agrees to, consents to and acknowledges the delegation of power and authority to the Board and the actions and decisions of the Board within the scope of the Board’s authority as provided in this Agreement. With respect to matters involving the Company and its affairs, each Director shall have the duty to act in good faith. In the performance of his duties, each Director shall have the right to consider such factors and interests as he deems relevant, including the interests of, and the impact of Company action on, the Managing Member that appointed such Director; provided that a Director shall not be required to consider any interests other than those of the Company and its Members. No Director shall be liable to the Company, its Members or any other Person for violation of any duty specified in this Section 3.2(e) or elsewhere in this Agreement, except to the extent such violation constitutes bad faith or intentional misconduct on the part of such Director. To the extent that, at law or in equity, a Director has duties (including fiduciary duties) and liabilities relating thereto to the Company or any Member, a Director acting under this Agreement shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of a Director otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Director.
     3.3 Procedural Matters Regarding the Board.
          (a) Meeting Agendas. The Chairman shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board. The Chairman shall deliver such agenda to each Director forty-eight (48) hours prior to the giving of notice of a regular or special meeting, and any Director may add items to such agenda.
          (b) Timing; Notice. The Board shall meet at least once every three (3) months at the principal place of business of the Company or as otherwise agreed by the Board. Special meetings of the Board may be called by any Director and shall be held at the principal place of business of the Company or as otherwise agreed by the Board. Written notice of the time and place of each regular and special meeting of the Board shall be given by or at the direction of the person calling such meeting to each Director, in the case of a regular or a special meeting, at least forty-eight (48) hours before such meeting by mail or facsimile or other electronic transmission, including by electronic mail. The written notice shall include the place, day and hour of the meeting of the Board, the purpose of such meeting and any information necessary to arrange attendance through telecommunications equipment, if applicable. The required notice of any meeting to any Director may be waived by such Director in writing either before or after such meeting. Attendance by a Director at a meeting shall constitute a waiver of any required notice of such meeting by such Director, except when such Director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called or convened.
          (c) Quorum and Approval. The presence of three (3) of the Directors on the Board shall constitute a quorum for the transaction of any business by the Board. Unless otherwise provided herein, the acts of at least three Directors present and voting at a meeting at which a quorum is present shall be required for any action of the Board; provided, however, that if notice of a meeting is provided to the Directors, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Directors attend the meeting to constitute a quorum, the meeting may be adjourned by those Directors attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Directors no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting.
          (d) Attendance by Telephone, Etc. Directors on the Board may, to the extent permitted by applicable Law, participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can speak to and hear each other, and such participation shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.
          (e) Action by Written Consent in Lieu of Meeting. To the extent permitted by applicable Law, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent (including a consent executed and delivered in counterpart by facsimile or other electronic transmission), setting forth the action so taken, is signed by all of the Directors and is filed with the minutes of the proceedings of the Board. Each request for written consent of the Directors shall be given to each of the Directors as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of the Directors at a meeting of the Board duly called and held at which a quorum was present.
          (f) Business Plan. The Board shall meet prior to the end of each Fiscal Year to consider the proposed Business Plan for the succeeding Fiscal Year. In the event that the Board has not approved a Business Plan prior to the beginning of a new Fiscal Year, the Business Plan in effect in the preceding Fiscal Year shall be the Business Plan for such new Fiscal Year until a succeeding Business Plan is developed and approved. The Business Plan shall not address the deployment of capital in the trading and securities brokerage activities of JHYT, which shall be determined by the CEO.
          (g) Sole Managing Member. If for any reason (including a redemption by or the occurrence of a Management Event with respect to a Managing Member) there shall cease to be at least two Managing Members or one of the Managing Members shall cease to be entitled to vote its Member Interests, then the Directors appointed by such Managing Member shall be deemed to have resigned from the Board, the other Managing Member shall be deemed to be the sole Managing Member, and the notice and quorum requirements of this Section 3.3 shall be deemed amended so as to permit the Directors appointed by such sole Managing Member to act as the duly constituted Board of the Company.
     3.4 Officers.
          (a) CEO. The Board shall appoint the Chief Executive Officer of the Company (the “CEO”); provided that the Series B Members shall have the exclusive right to nominate individuals to serve as the CEO. Subject to the express provisions of this Agreement and in particular the provisions of Section 3.1, the CEO shall have such powers and duties as are generally exercised by the chief executive officer of a company engaged in the Business and in the securities brokerage business generally, including those set forth in this Agreement or granted by the Board. The CEO shall serve until a replacement or successor has been appointed and qualified by the Directors appointed by the Series B Member or until his or her earlier death, resignation or removal.
          (b) In addition to the CEO, the Board shall appoint a President, a Chief Financial Officer (“CFO”) and a Secretary (each, together with the CEO, an “Officer”); provided that the CEO shall have the exclusive right to nominate individuals to serve as Officers. Each Officer shall be a natural person of full age who need not be a resident of the State of Delaware. The initial Officers are set forth on Schedule C. Subject to the limitations set forth in Section 3.8, the CEO may delegate specifically defined powers and duties to the Officers and other employees of the Company. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, no Officer or employee shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 3.8 unless such matter has been approved in accordance with the provisions of Section 3.8.
          (c) The Board shall have the right, in its sole and absolute discretion, to remove (with or without cause) any of the Officers. Any Officer that ceases to be a Business Employee shall be deemed to have been removed as an Officer. Except as provided in Section

3.4(d), each Officer shall hold office until a successor has been designated by the Board and qualified or until his or her earlier death, resignation or removal.
          (d) An Officer may resign at any time by giving written notice to the CEO. The resignation of an Officer shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.
          (e) Except as otherwise provided in the Services Agreement, the salaries and other compensation, if any, of the Officers paid, or whose compensation is reimbursed, by the Company shall be fixed from time to time by the Board.
          (f) The CEO is hereby authorized to select, terminate and establish salaries or other compensation for any employees and agents other than Officers, including the Business Employees.
          (g) The CEO shall develop and propose to the Board prior to the end of each Fiscal Year the Business Plan for the succeeding Fiscal Year, substantially in the form of the financial model and budget set forth as the initial budget for 2007.
     3.5 Insurance. The Company shall purchase and maintain insurance, including without limitation directors’ and officers’ liability insurance covering the Directors and Officers, to the extent and in such amounts as the CEO shall deem reasonable, on behalf of Covered Persons and such other Persons as the CEO shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company and JHYT. The Company and/or JHYT may enter into indemnity contracts with Covered Persons, or agreements (including the Related Agreements) containing indemnity provisions and may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.3 hereof and containing such other procedures regarding indemnification as may be deemed appropriate by the CEO.
     3.6 Compliance with Authority.
          (a) General Rules. The Company and each Subsidiary, including JHYT, shall, and the CEO, the Board and the Members shall cause the Company and each such Subsidiary to, comply in all material respects with all Laws applicable to the Company and/or any such Subsidiary, as the case may be.
          (b) Taxes and Charges. Each Member shall promptly pay all applicable Taxes and other governmental charges attributable to it in its individual capacity, shall satisfy all Encumbrances attributable to it in its individual capacity and shall comply with all applicable governmental rules attributable to it in its individual capacity, in each case, to the extent, and only to the extent, that a failure to do so would create an Encumbrance or claim on the Company or the Assets or would impose additional, or alter any existing, governmental approvals applicable to the Company or the Business.

     3.7 Services Agreement; Payment of Management Fee.
          (a) The Managing Members have approved the terms of the Services Agreement between the Company, JHYT and the Servicer pursuant to which the Servicer shall provide certain services to the Company and JHYT in consideration for the Management Fee. To the fullest extent permitted by law, the Board and the Members hereby consent to the exercise by the Servicer of the powers conferred on it by this Agreement and the Services Agreement. The Services Agreement shall not be amended without the consent of the Board.
          (b) The Management Fee shall accrue monthly and shall be payable quarterly in arrears; provided that any amount thus accrued shall be paid to the Servicer prior to the payment of any Distribution or redemption, and in connection with dissolution of the Company, in the priority set forth in Section 13.7.
          (c) Each Fee Offset Amount shall be credited against the Management Fee.
          (d) In the event an independent tribunal determines that the Servicer has committed fraud, a felony or willful misconduct that has, or is reasonably expected to have, a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, any two (2) Directors may elect to terminate the Services Agreement by notice in writing to the Servicer.
     3.8 Delegation of Certain Matters. All authority of the Company and the Board with respect to each of the following matters is hereby delegated to the Person designated below with respect thereto:
          (a) the matters specified in the Services Agreement, to the Servicer or as otherwise expressly set forth in the Services Agreement;
          (b) except as set forth in Section 3.1(a)(vi), litigation and similar proceedings, to the CEO;
          (c) except as set forth in Sections 3.1(a)(ii), 3.1(a)(vii) and 3.1(a)(xxv), incurrence or assumption of Indebtedness, to the CEO;
          (d) except as set forth in Sections 3.1(a)(ix), 3.1(a)(x), 3.1(a)(xi) and 3.1(a)(xxvi), the acquisition, sale, lease, disposal or granting or permitting of any Encumbrances on any Assets, to the CEO;
          (e) except as set forth in Section 3.1(a)(xii), the acquisition of Securities, to the CEO; and
          (f) the nomination of individuals to serve as Officers, to the CEO.
     3.9 Deadlock Resolution. In the event that the Board is unable to agree with regard to any matter (a “Disputed Matter”), then any Director, by written notice to the others (a “Dispute Notice”) may invoke the procedures set forth in the following sentence. In the event a Dispute Notice is delivered, each of the Managing Members shall cause one of its three (3) most senior officers to meet periodically over the thirty (30) day period following receipt of the Dispute Notice to negotiate in good faith a resolution of the Disputed Matter. If the Disputed Matter remains unresolved after such thirty (30) day period, then either Managing Member shall have the right to initiate the procedures under Section 14.1 to resolve the Disputed Matter.
     3.10 Expenses. The Company will bear all costs and expenses incurred in the organization, operation and liquidation of the Company, including, without limitation, the following: Management Fees; reasonable premiums for insurance protecting the Company, and solely with respect to its activities on behalf of the Company, the Servicer, any of their respective Affiliates and any of their respective employees and agents; legal and accounting expenses; auditing expenses; expenses of any subsidiary of the Company being a registered broker-dealer; expenses for information technology, computer hardware and software and computer time; expenses for telephone equipment and telephone charges; travel expenses; expenses incurred in maintaining the places of business of the Company; costs and expenses that are classified as extraordinary expenses under GAAP; costs and expenses incurred in connection with any actual or threatened litigation and any judgments or settlements paid in connection with litigation involving the Company or a Person entitled to indemnification from the Company; costs of reporting to the Members; costs of Member meetings; expenses incurred in connection with a Member that defaults in respect of a Capital Contribution; and principal and interest payments and fees under any Indebtedness incurred by the Company. The Company shall bear, and shall reimburse (i) the Servicer and each of its Affiliates and Leucadia and each of its Affiliates for all legal fees and expenses incurred in connection with the formation of the Company and (ii) the Servicer and its Affiliates for all other fees and tax, accounting and other organizational expenses incurred in connection with the formation of the Company and fees, if any, payable to any other agents, lenders or other persons in connection with the Credit Agreement.
ARTICLE IV
MEMBERSHIP; CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS; AND ADDITIONAL INTERESTS
     4.1 Members.
          (a) Representations and Warranties of Members. Each Member and each other Person who acquires a Member Interest in the Company hereby represents and warrants to the Company that: (i) it is an “accredited investor” (as defined in Rule 501 under the Securities Act) and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) it is a “qualified purchaser” (as defined in Rule 2a51 under the Investment Company Act); (iii) it is not a natural person; (iv) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (v) it is acquiring a Member Interest for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (vi) it understands and acknowledges that the Member Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vii) the execution, delivery and performance of this Agreement have been duly authorized by such Person and do not require such Person to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any decree, order, law or regulation applicable to such Person or other governing documents or any agreement or instrument to which such Person is a party or by which such Member is bound; and (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally.
          (b) Power.
               (i) The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement or as otherwise required by the Delaware Act. The voting rights of the Members shall be as follows:
                    (1) Members holding Series A Interests shall not be entitled to cast any vote except for any class vote of the Series A Interests required or permitted by Section 4.7(a) or Section 14.13, in which event each Series A Member shall be entitled to cast votes equal to the proportion of all Series A Interests represented by the Series A Interest held by such Series A Member;
                    (2) In addition to any class vote required by Section 4.7(a) or Section 14.13, Members holding Series B Interests shall be entitled to cast votes equal to fifty percent (50%) of the voting power of all Members (regardless of whether the aggregate Percentage Interest represented by all Series B Interests is greater or less than fifty percent (50%)), provided that with respect to any class vote of the Series B Interests, each Series B Member shall be entitled to cast the amount of votes equal to the proportion of all Series B Interests represented by the Series B Interest held by such Series B Member;
                    (3) In addition to any class vote required by Section 4.7(a) or Section 14.13, Members holding Series C Interests shall be entitled to cast votes equal to fifty percent (50%) of the voting power of all Members (regardless of whether the aggregate Percentage Interest represented by all Series C Interests is greater or less than fifty percent (50%)), provided that with respect to any class vote of the Series C Interests, each Series C Member shall be entitled to cast the amount of votes equal to the proportion of all Series C Interests represented by the Series C Interest held by such Series C Member; and
                    (4) No Member holding only Series D Interests or Series E Interests shall be entitled to cast any vote except for any class vote required or permitted by Section 4.7(a) or Section 14.13.
               (ii) With respect to any matter on which holders of more than one Series of Member Interests are entitled to vote, the vote of all of the Member Interests of a Series (voting separately) shall be determined by the vote of holders of a majority in interest of the Member Interests of such Series.

               (iii) The Members shall meet at such times as may be necessary or appropriate as determined by the Board. The presence of the Members holding a majority of each of the Series B Interests and Series C Interests (or a majority of the applicable class of Member Interests, in the case of any separate class vote) shall constitute a quorum at any meeting of the Members (or Members representing a specific class of Member Interests). Actions and decisions of the Members shall be determined at meetings at which a quorum is present by the affirmative vote of the Members holding a majority of each of the Series B Interests and Series C Interests (or applicable class of Member Interests, in the case of any separate class vote), or the requisite applicable percentage of each of the Series B Interests and Series C Interests (or applicable class of Member Interests, in the case of any separate class vote) as may be expressly provided under this Agreement. To the extent permitted by applicable Law, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent (including a consent executed and delivered in counterpart by facsimile or other electronic transmission) setting forth the action so taken is signed by Members holding a majority (or applicable requisite percentage) of the Member Interests entitled to vote thereon. Each request for written consent of the Members with respect to any matter shall be given to each of the Members entitled to vote thereon as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of Members at a meeting of the Members entitled to vote thereon duly called and held at which a quorum was present.
          (c) Certain Relationships.
               (i) Neither the Servicer, the Members nor their respective Affiliates or Directors will be restricted from engaging in any other business activity (including securities brokerage, corporate finance, the provision of financial advisory services, trading and investment) or from participating in transactions with the Company, JHYT and Members in their individual capacities, except that Jefco and its Affiliates shall hereafter conduct the Business primarily through JHYT. Subject to the foregoing, each such Person may, in his sole discretion, direct such other business activity away from the Company and JHYT, and expect to receive fees or other compensation from third parties with respect to such business activity, which fees and compensation will be for the benefit of its own account and not that of the Company or JHYT, except as specifically provided herein with respect to the Offset Fee Amount. Neither the Company, JHYT nor any Member shall, by virtue of this Agreement, have any right, title or interest in or to the business activity permitted by this Section 4.1(c) or in or to any fees or consideration derived therefrom. Each party to this Agreement acknowledges and agrees that conflicts are likely to arise between the interests of the Company, JHYT the Members in their individual capacities and the Servicer in connection with the business activity expressly permitted by this Section 4.1(c), and hereby waives, to the fullest extent permitted by applicable Law and in equity, any duty, fiduciary or otherwise, that might otherwise be owed by the Company, each Director, the Servicer, any other Member or any Affiliate of any of the foregoing in connection with any business activity permitted hereby.
               (ii) JHYT shall not be precluded from, and may purchase for its own account, and earn fees and other compensation in connection with, primary distributions and other transactions in Securities managed or underwritten by Jefco, a Managing Member or an Affiliate of any of them, provided, the terms and conditions of any such transaction, taken as a whole, are no less favorable to JHYT than are made available by Jefco, a Managing Member or an Affiliate of any of them to third parties.
          (d) Suspension of Management Participation.
               (i) Upon the occurrence and for the duration of any of the following events in respect of a Member (each a “Management Event”), such Member shall not be entitled to exercise any rights hereunder, the Member Interests held by such Member shall be deemed to be non-voting and such Member in its capacity as Member, Director and Officer, and the Directors and members of any committee of the Board appointed by such Member, shall not be entitled (A) to exercise any rights to vote on matters required to be voted on by Members or Directors under either the Delaware Act or this Agreement, (B) to appoint Directors to the Board pursuant to Section 3.2, to have any Directors appointed by such Member serve as Directors or vote on matters required to be voted on by Directors under either the Delaware Act or this Agreement, or (C) to act as an Officer or member of any committee of the Board:
                    (1) the entry by a court of competent jurisdiction of a decree or order for relief, unstayed on final appeal or otherwise, in respect of such Member in an involuntary case under the bankruptcy laws, or any such order adjudicating such Member as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;
                    (2) the entry by a court of competent jurisdiction of a decree or order appointing a receiver, custodian, assignee, trustee, liquidator, sequestrator or other similar official of such Member or of any substantial part of the property of such Member, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed on final appeal or otherwise, or the commencement by such Member of a voluntary case under the bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such Member under the bankruptcy laws or any similar statute;
                    (3) the making by such Member of an assignment for the benefit of creditors; or the failure of such Member generally to pay its debts as they become due; or the consenting by such Member to the appointment of or taking possession by a receiver, assignee, custodian, trustee, liquidator, sequestrator or other similar official of it or of any substantial part of its property, or the taking of corporate action by such Member in furtherance of any such action;
                    (4) the filing by a Member for dissolution under the laws of the jurisdiction of its incorporation or the entering of a final order dissolving that Member by any court of competent jurisdiction; or
                    (5) such Member shall be in Default.
               (ii) Except as provided in Section 4.1(c)(i) above, during the continuance of a Management Event with respect to a Member, all the other terms and provisions of this Agreement and the Delaware Act shall be applicable to such Member and its Member Interests.

     4.2 No Liability of Members.
          (a) No Liability. Except as otherwise required by applicable Law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make the contributions and payments expressly provided for herein and in the Related Agreements to which it is a party, subject in each case to the terms and conditions hereof and thereof.
          (b) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that except as otherwise expressly set forth in this Agreement, (i) the obligation of any Member under the Delaware Act to return to or for the account of the Company any money or property wrongfully distributed to a Member is hereby compromised by the consent of all Members and (ii) the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Director appointed by such Member or of any other Member.
     4.3 Capital Contributions.
          (a) Pursuant to the Series A Contribution Agreement, and in consideration for the Series A Interest, on or prior to the date hereof the Series A Member has contributed or shall contribute to the Company or shall, at the direction of the Company, contribute to JHYT for the account of the Company, the Brokerage Assets, including, without limitation, all necessary contractual and other rights with respect thereto.
          (b) Each Series B Member, Series C Member, Series D Member and Series E Member shall make contributions to the capital of the Company in the aggregate amount equal to its Commitment by contributing in installments when and as called by the CEO upon at least ten (10) Business Days’ prior written notice; provided that unless approved in advance by the Board pursuant to Section 3.1(a) no contribution exceeding $100 million shall be required of either Managing Member without twenty (20) Business Days’ prior written notice. Such installments made by the Managing Members shall be made pro rata in accordance with their respective Commitments. The CEO may, in his or her discretion, call capital from the Managing Members without calling capital from the Series D or Series E Members; provided that capital may not be called from the Managing Members on other than a pro rata basis. The CEO may also in his or her discretion, call capital from the Series D or Series E Members without calling capital from the Managing Members so long as, after giving effect to such capital call, the aggregate Capital Contributions of the Series D and Series E Members will not exceed forty percent of the aggregate Capital Contributions of the Series B, Series C, Series D and Series E Members. The amount of capital called from any Member shall not exceed such Member’s Unfunded Commitment. A Member’s Unfunded Commitment shall terminate on the third anniversary of the date of the Contribution Agreement between such Member and the Company unless otherwise provided in such Contribution Agreement or extended by written agreement of the Company and such Member.
          (c) Members shall be required or permitted to make additional Capital Contributions only as provided in this Section 4.3 or Section 4.7. Any other Person hereafter admitted as a Series B Member, Series C Member, Series D Member or Series E Member, as permitted hereunder, shall make such Capital Contributions, and shall be issued corresponding Member Interests, as shall be determined by the Board in accordance with Section 4.7.
          (d) Except to the extent otherwise provided in a Contribution Agreement, any Capital Contribution made pursuant to the terms of this Section 4.3 shall be made by wire transfer of immediately available funds. Securities accepted in satisfaction of a Member’s obligation to contribute capital to the Company under this Section 4.3 will be valued as of the date of such contribution in accordance with Article IX. If any Member (the “Non-Contributing Member”) does not contribute all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement, then the Series B Member(s), Series C Member and/or Series D Member(s) (if the Non-Contributing Member is the Series E Member), the Series B Member(s), Series C Member and/or Series E Member (if the Non-Contributing Member is a Series D Member), the Series B Member(s), Series D Member(s) and/or Series E Member (if the Non-Contributing Member is the Series C Member) or the Series C Member, Series D Member(s) and/or Series E Member (if the Non-Contributing Member is a Series B Member) (in each case, the “Acting Member(s)”), acting in each case by a majority of the Percentage Interests of the Acting Members, after having provided written notice to the Non-Contributing Member indicating such Non-Contributing Member’s failure to contribute, which failure remains uncured for ten (10) Business Days following receipt of such notice, may cause the Company to exercise one or more of the following remedies:
               (i) taking such action (including court proceedings) as such Acting Member(s) may deem appropriate to obtain payment by the Non-Contributing Member of the portion of the Non-Contributing Member’s Capital Contribution that is in default (the “Defaulted Portion”), together with interest thereon at the Prime Rate plus 5% from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Non-Contributing Member;
               (ii) permitting such Acting Member(s) (in such capacity, the “Lending Member(s)”) to advance, at their option, the Defaulted Portion (allocated between the Acting Members, if there is more than one Acting Member, as may be agreed by them), with the following results:
               (A) the sum advanced shall constitute a loan from the Lending Member(s) to the Non-Contributing Member and a Capital Contribution of that sum to the Company by the Non-Contributing Member pursuant to the applicable provisions of this Agreement;
               (B) the principal balance of the loan and all unpaid interest thereon shall be due and payable in whole on the tenth (10th) day after written demand therefor by the Lending Member(s) to the Non-Contributing Member;

               (C) the amount to be loaned shall bear interest at the Prime Rate plus 5% from the day that the advance is deemed made until the date that the loan, together with accrued interest, is repaid to the Lending Member(s);
               (D) all Distributions from the Company that otherwise would be made to the Non-Contributing Member (whether before or after dissolution of the Company) in respect of the Defaulted Portion instead shall be made to the Lending Member(s) (allocated between the Lending Members, if there is more than one Lending Member, based on the respective principal amounts advanced) until the principal amount of the loan and all accrued interest thereon have been paid in full to the Lending Member(s) (with payments being applied first to accrued and unpaid interest and then to principal); for purposes of this Agreement, any such amount shall be deemed to have been distributed by the Company to the Non-Contributing Member in respect of the Defaulted Portion and then paid by the Non-Contributing Member to the Lending Member(s) in repayment of the loan;
               (E) the payment of the principal amount of, and accrued interest on, the loan shall be secured by a security interest in the Defaulted Portion of the Member Interest of the Non-Contributing Member, as more fully set forth in Section 4.3(e); and
               (F) the Lending Member(s) shall have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take any action (including court proceedings) that the Lending Member(s) may deem appropriate to obtain payment by the Non-Contributing Member of the principal amount of, and accrued interest on, the loan, at the cost and expense of the Non-Contributing Member;
               (iii) exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 4.3(e); or
               (iv) exercising any other rights and remedies available at law or in equity.
               In addition, the failure to make any Capital Contribution shall constitute a Default by the Non-Contributing Member, and the other Members shall have the rights set forth in Section 4.3(f) with respect to such Default and the Defaulted Portion.
          (e) Each Non-Contributing Member hereby grants to the Company, and to each Lending Member with respect to any loans made by such Lending Member to such Non-Contributing Member pursuant to Section 4.3(d)(ii), as security, equally and ratably, for the payment of all Capital Contributions that the Non-Contributing Member has agreed to make and the payment of the principal amount of and accrued interest on any loans made by such Lending Member to such Non-Contributing Member pursuant to Section 4.3(d)(ii), a security interest in and a general lien on the Defaulted Portion of its Member Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of the principal amount of or accrued interest on any such loan, the Company or any Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.3(e). Each Member shall execute and deliver to the Company and any Lending Member all financing statements and other instruments that the Company or such Lending Member, as applicable, may request to effect and carry out the preceding provisions of this Section 4.3(e). At the option of the Company or any Lending Member, this Agreement or a carbon, photographic or other copy hereof may serve as a financing statement.
          (f) In addition to and not in limitation of the foregoing Sections 4.3(a) – (d), upon fifteen (15) days written notice to any Non-Contributing Member (and provided that any unpaid Capital Contribution, and the payment of principal and interest owed to the Company or any Lending Member with respect to such fifteen (15) day period shall not have been made by the Non-Contributing Member) the Company may, upon the determination of the Board (in the following order):
               (i) purchase all or any part of the Defaulted Portion at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion;
               (ii) offer to the other Members, in such manner as the Board determines to be fair and equitable, the opportunity to purchase all or any part of the Defaulted Portion at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion; and
               (iii) to the extent that the entire Defaulted Portion is not acquired pursuant to clause (f)(i) or (f)(ii) above, designate one or more third parties to acquire all, but not less than all, of the Defaulted Portion not so acquired by the other Members or the Company, at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion. Any third party that acquires all or any portion of a Member Interest under this Section 4.3(f) may be admitted as a New Member in accordance with the terms of this Agreement.
          (g) With respect to any acquisition made pursuant to clause (f) above, the aggregate consideration payable to the Non-Contributing Member shall be a payment in cash or such other form of consideration as may be satisfactory to the Company equal to fifty percent (50%) of the Book Value of the Defaulted Portion. Each acquiring party shall be obligated, severally and not jointly, to pay its pro rata portion of such consideration based on the proportion of the Defaulted Portion acquired by such party. In the event that more than one other Member exercises its right to acquire all or a portion of the Defaulted Portion, the Capital Accounts of the participating Members shall be appropriately adjusted to reflect such acquisition. Any obligations of the Non-Contributing Member with respect to any loan made pursuant to Section 4.3(d) shall be assumed by the acquiring party hereunder.
          (h) Notwithstanding anything to the contrary contained herein, (A) in the event any Series B Interest is transferred pursuant to Section 4.3 to a Person that is already a holder of Series C Interests, the Transferred Member Interest shall be converted into a Series C Interest, (B) in the event any Series C Interest is transferred pursuant to Section 4.3 to a Person that is already a holder of Series B Interests, the Transferred Interest shall be converted into a Series B Interest, and (C) in the event a Series B Interest or Series C Interest is transferred pursuant to Section 4.3 to any Person other than a Person that is already a holder of Series B

Interests or Series C Interests, the transferred Series B Interest or Series C Interest shall be converted into a Member Interest of the same series as that held by the Transferee.
          (i) Each Member hereby agrees that in the event any Member shall become a Non-Contributing Member, such Non-Contributing Member shall sell, assign, transfer and convey to the Company, the other Members or any third party designees of the other Members its entire amount of the Defaulted Portion in consideration of the amount specified in clause (g). No consent of any Member shall be required as a condition precedent to any Transfer of any Defaulted Portion pursuant to this Section 4.3. Upon consummation of such sale, assignment, transfer or conveyance, Schedule A will be appropriately modified.
          (j) Notwithstanding anything to the contrary herein, so long as a Non-Contributing Member shall remain a Non-Contributing Member, such Member, and any Director, committee member or Officer designated by such Member, shall not be entitled to exercise any voting or management rights otherwise granted to such Member under this Agreement.
     4.4 Member Interests are Personal Property. A Member Interest shall for all purposes be personal property. No Member has any interest in specific Company property.
     4.5 Status of Capital Contributions.
          (a) Except as otherwise set forth in Articles VI and XIII, no Member shall have the right to withdraw any part of its Capital Contribution or otherwise to voluntarily or involuntarily resign from the Company. Each of the Members waives any and all rights that it may have to maintain an action for partition of the Company’s property or to otherwise be paid any amount in respect of a withdrawal from the Company.
          (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement or any Related Agreement to which such Member is a party.
          (c) A Member shall not be required to make a Capital Contribution that exceeds the amount of such Member’s Unfunded Commitment. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.
     4.6 Capital Accounts.
          (a) The Company shall establish and maintain a separate capital account for each Member in accordance with Code Section 704 and the Treasury Regulations promulgated thereunder, including Treasury Regulation §1.704-1(b) (each such capital account, a “Capital Account”). Without limiting the generality of the foregoing and subject to paragraphs (b), (c), (d), (e) and (f) below, the Capital Account maintained for each Member shall be equal to:
               (i) the Capital Contribution made by such Member to the Company; increased by

               (ii) the aggregate amount of Net Income and other items of income and gain allocated to such Member pursuant to Section 8.1; decreased by
               (iii) the aggregate amount of Distributions made by the Company to such Member; decreased by
               (iv) the aggregate amount of Net Loss and other items of deduction, expenditure and loss allocated to such Member pursuant to Section 8.1.
          (b) The Board may adjust the book values of all Company Assets to equal their respective fair market values as determined by the Board, acting pursuant to Section 3.1(a), upon the occurrence of any Revaluation Event; provided that the value of any Security shall be determined as provided in Article IX. The Capital Accounts shall be increased or decreased (as appropriate) to reflect the revaluation of the Company’s Assets, in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(f).
          (c) Except as may be required by the Delaware Act or any other applicable Law, no Member with a negative balance in its Capital Account shall have any obligation, in connection with the liquidation of the Company or otherwise, to restore such negative balance.
          (d) Upon any Transfer (other than a pledge or hypothecation) of a Member Interest, a proportionate share of the Capital Account of the Transferor shall be transferred to the Transferee, and the Transferee shall be deemed to have made the contributions that were made by the Transferor and to have received the Distributions and allocations that were received by the Transferor from the Company, in each case to the extent of the Member Interest Transferred.
          (e) The maintenance of Capital Accounts pursuant to this Section 4.6 is intended to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, and the provisions of this Agreement regarding the maintenance of Capital Accounts shall be interpreted and applied consistently therewith. If, in the opinion of the Board, the manner in which the Capital Accounts are to be maintained pursuant to this Section 4.6 should be modified in order to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, then, notwithstanding anything to the contrary contained in this Section 4.6, the Board may change the manner in which the Capital Accounts are maintained, and the Board shall have the right, upon delivery of written notice to each Member and without obtaining the consent of any Member, to amend this Agreement to reflect any such change in the manner in which the Capital Accounts are maintained; provided, however, that any such change in the manner of maintaining the Capital Accounts shall not alter materially the economic arrangement among the Members.
          (f) Accounting for Distributions in Kind. For purposes of maintaining Capital Accounts when Company property is distributed in kind: (i) the Company shall treat such property as if it had been sold for its fair market value on the date of distribution, with such fair market value to be determined in accordance with the valuation procedures set forth in Article IX; (ii) any difference between such fair market value and the Company’s prior book value in such property for Capital Account purposes shall constitute Net Income or Net Loss, as the case may be, for the Accounting Period ending on and including the date of such distribution and shall be allocated to the Capital Accounts of the Members pursuant to Section 8.1; and (iii) each Member’s Capital Account shall be reduced by the fair market value on the date of distribution, as determined in accordance with the valuation procedures set forth in Article IX, of the property distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to Section 752 of the Code).
     4.7 Issuance of Additional Interests; Additional Members.
          (a) Additional Interests. The following provisions shall govern the issuance of additional Member Interests:
               (i) No additional Series A Interests may be issued without the approval of the Board and, in addition thereto, the vote or written consent of a majority in interest of the Members holding Member Interests of such Series.
               (ii) No additional Series B Interests or Series C Interests may be issued without the approval of the Board and written consent of a majority in interest of the Members holding Member Interests of such Series.
               (iii) So long as the Total Commitments do not exceed $2 billion, the CEO is authorized to accept subscriptions for Series D Interests and Series E Interests from time to time without further action by the Managing Members, the Board or the Series D Members or the Series E Members.
               (iv) Subject to Section 4.7(a)(ii) and upon approval by the Board, the Company shall issue or sell to any Person (including Members and Affiliates of Members) additional Series B Interests and Series C Interests.
               (v) If an Additional Interest is issued in accordance herewith, the CEO shall redetermine the Percentage Interests in accordance with the respective Capital Accounts (taking into account the Capital Contributions on account of such Additional Interest) and the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest. Upon such amendment of Schedule A, and compliance with Section 4.7(b), such Member shall be issued his or its Additional Interest.
               (vi) Notwithstanding any issuance of Additional Interests or any redemption of Member Interests, the aggregate Percentage Interest represented by the outstanding Member Interests held by the Series B Members, Series C Members, Series D Members and Series E Members taken together shall remain fixed at one hundred percent (100%).
          (b) New Members. In order for a Person to be admitted as a New Member, such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and such other documents and instruments as the CEO (acting pursuant to Section 4.7(a)(iii)) or the Board (acting pursuant to Sections 4.7(a)(i) and (ii)) determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person. Upon the amendment of Schedule A, and the delivery of an executed copy of this Agreement and the other documents and instruments referred to in the preceding sentence, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Additional Interest.
     4.8 Additional Payment. Each of the Series B Members, the Series C Members, the Series D Members and Series E Members shall pay to Jefco a one-time placement fee equal to 0.25 percent (0.25%) of its Commitment. The payment of such placement fee shall be made by wire transfer of immediately available funds on or prior to the date of this Agreement.
     4.9 Advances. If any Member shall advance any funds to the Company or any Subsidiary in excess of its Capital Contribution, the amount of such advance shall neither increase its Capital Account nor in any way affect such Member’s share of the profits, losses, credits and Distributions of the Company. Any Member may, with the approval of the Board, make loans or otherwise advance funds to the Company or any Subsidiary, and the amount of any such advance shall be a debt obligation of the Company or any Subsidiary to such Member and shall be repaid to it by the Company or any Subsidiary upon such terms and conditions as shall be determined by the Board.
ARTICLE V
TRANSFERS
     5.1 Restriction on Transfers. No Member shall have the right to Transfer all or any portion of its Member Interest (including, without limitation any of the economic interest associated therewith) held by such Member, except in accordance with the provisions of Sections 4.3 or in accordance with the following:
          (a) The Series A Member may not Transfer its Series A Interest or any portion thereof without the prior written consent of the Members holding a majority in interest of the Series B Interests and the Series C Interests (voting separately), except that no such consent shall be required if the Transferee is an Affiliate of the Series A Member.
          (b) No Series B Member may Transfer its Series B Interest or any portion thereof without the prior written consent of the Series C Members, except that no such consent shall be required if the Transferee is an Affiliate or employee of Jefco or JGI or if the Transfer is in connection with the sale of all or substantially all the assets, equity interests or business of Jefco or JGI; provided that a Transfer to an Affiliate or employee of Jefco or JGI shall not relieve Jefco or JGI, as the case may be, of its obligations hereunder and, provided, further, that the parties shall be entitled to deal with Jefco or JGI, as the case may be, as the party in interest with respect to any matter relating to the Member Interest so Transferred.
          (c) No Series C Member may Transfer its Series C Interest or any portion thereof without the prior written consent of the Series B Members, except that no such consent shall be required if the Transferee is an Affiliate of Leucadia or if the Transfer is in connection with the sale of all or substantially all of the assets, equity interests or business of Leucadia; provided that a Transfer to an Affiliate of Leucadia shall not relieve Leucadia of its obligations hereunder and, provided, further, that the parties shall be entitled to deal with Leucadia as the party in interest with respect to any matter relating to the Member Interest so Transferred.
          (d) No Series D Member or Series E Member may Transfer its Series D Interest or Series E Interest or any portion thereof without the prior written consent of the CEO.
     5.2 Invalid Transfers Void. Notwithstanding anything contained herein to the contrary, no Transfer of a Member Interest may be made if such Transfer (a) would violate the then applicable federal or state securities laws or rules and regulations of the SEC, state securities commissions or rules and regulations of any other government agencies with jurisdiction over such Transfer or (b) would affect the Company’s existence or qualification under the Delaware Act or (c) would result in the Company being required to be registered under the Investment Company Act. In the event a Transfer of a Member Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall Transfer all or any portion of such Member’s Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (i) such Member Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed Transfer of such Member Interest is exempt from any registration requirements imposed by such laws and that the proposed Transfer does not violate any other applicable requirements of federal or state securities laws and (ii) that such Transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld or delayed. To the fullest extent permitted by Law, any purported Transfer of any Member Interest or any part thereof not in compliance with this Article V shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys’ fees and court costs) arising as a result of such noncomplying Transfer.
     5.3 Effect of Transfer; Exclusions.
          (a) In addition to satisfaction of Section 3.7 and the other provisions of this Article V, no Transferee of all or part of a Member Interest in the Company shall have the right to become admitted as a Member or be entitled to exercise the rights thereof, unless and until:
               (i) the Transferee has executed an instrument reasonably satisfactory to the CEO accepting and adopting the provisions of this Agreement; and
               (ii) the Transferee has paid all reasonable expenses of the Company in connection with the admission of such Transferee as a Member.
          (b) A Person who is a permitted Transferee of a Member Interest Transferred in compliance with the provisions of this Article V shall be admitted to the Company as a substituted New Member and shall receive a Member Interest without making a Capital Contribution or being obligated to make a Capital Contribution to the Company and shall thereupon be bound by the provisions of this Agreement. Such Transfer and related admission as a Member shall be reflected in a revised Schedule A to this Agreement.
ARTICLE VI
REDEMPTION; CONVERSION AND
WITHDRAWAL OF CAPITAL BY MEMBERS
     6.1 Mandatory Redemption. The Series B Interests, Series C Interests, Series D Interests and Series E Interests shall be subject to mandatory redemption by the Company as follows:
          (a) The Company shall redeem all Series B Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the “Series B Term”), provided that the Series B Term may be extended for a one (1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of each of the Series B Interests and Series C Interests (voting separately) given at least thirty (30) days prior to the expiration of the Series B Term or then current extension period.
          (b) The Company shall redeem all Series C Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the “Series C Term”), provided that the Series C Term may be extended for a one (1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of each of the Series B Interests and Series C Interests (voting separately) given at least thirty (30) days prior to the expiration of the Series C Term or then current extension period.
          (c) The Company shall redeem all Series D Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the “Series D Term”), provided that the Series D Term may be extended for a one (1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of the Series D Interests, given at least thirty (30) days prior to the expiration of the Series D Term or then current extension period.
          (d) The Company shall redeem all Series E Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the “Series E Term”), provided that the Series E Term may be extended for a one (1) year extension period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of the Series E Interests, given at least thirty (30) days prior to the expiration of the Series E Term or then current extension period.
     6.2 Additional Redemption Events. The CEO, in his or her sole discretion, may require redemption by the Company of all or any portion of a Member’s Interests if:
          (a) such redemption is necessary to avoid registering such Member Interests or the sale thereof under the Securities Act;

          (b) such redemption is necessary to avoid registration of the Company under the Investment Company Act;
          (c) such redemption is necessary to avoid adverse tax or other consequences to the Company or the Members, including to insure that Benefit Plan Investors do not hold twenty-five percent (25%) or more of the Member Interests;
          (d) such Member fails to perform in accordance with or to comply with its obligations hereunder or such Member’s Contribution Agreement;
          (e) as a result of any action (other than (i) a public offering of securities, (ii) the transfer of securities to a permitted Transferee or (iii) the transfer of a de minimis amount of securities of a class that is publicly traded) on the part of the Member, any direct or indirect parent of the Member or any Person controlling the Member or any such parent, any beneficial interest in such Member Interest shall have been acquired, directly or indirectly, by a Competitor or any Adverse Party; provided that the provisions of this Section 6.2(e) shall not apply to the Managing Members or their Affiliates;
          (f) in the case of Member Interests held by Leucadia and any of its Affiliates, there shall have been a LUK Change of Control;
          (g) such Member Interest (excluding Managing Members’ Interests) was Transferred in violation of the provisions of Article V, unless, prior to a redemption permitted under this Article VI, in the reasonable judgment of the CEO any such violation shall have been cured.
     6.3 Early Redemption. In addition to redemption pursuant to Sections 6.1 and 6.2 above:
          (a) The Board may require the redemption by the Company of all or any portion of a Member Interest if failure to redeem such Member Interests would result in the violation of any Law applicable to the Company or the Servicer or would otherwise subject the Company, JYHT, the Servicer or any of their respective Affiliates to restrictions that would make it impossible or uneconomic for the Company to operate as provided in this Agreement;
          (b) In the event Richard Handler serves as the CEO of neither JHYT nor, as long as JGI manages or controls the Series A Members and Series B Members, JGI, the Series C Member shall have the right to direct the Company to redeem all, but not less than all, of its Member Interests.
          (c) In the event the Services Agreement is terminated or the rights of Jefco or any Affiliate thereof under the Services Agreement are assigned to an unaffiliated third party, the Series C Members shall have the right to direct the Company to redeem all, but not less than all, of their Member Interests.
          (d) In the event Leucadia determines there has occurred a Change of Law affecting Leucadia, then Leucadia (i) shall so notify the Company and (ii) may also require the Company to redeem all Series C Interests to the extent the Net Asset Value thereof exceeds $150 million (the “Unredeemed Amount”); provided that any notice requiring such redemption shall be given in writing (a “Reduction Notice”) and shall, at the Company’s request, be accompanied by written advice of counsel to Leucadia as to such Change of Law. The Company will use its commercially reasonable efforts to redeem such Member Interests in cash as promptly as reasonably practicable and to complete such redemption on or prior to the first anniversary of receipt of the Reduction Notice (to the extent that cash is not available at the end of this twelve month maximum redemption period, the redemption shall be completed by an in kind distribution); provided that a determination not to incur indebtedness for the purpose of facilitating any such redemption shall not be deemed to be unreasonable. Upon payment to the Series C Member of redemption proceeds as provided under Section 6.5, the Series C Interests having a then value equal to the Unredeemed Amount shall be converted into Series D Interests (a “Conversion”, and such Member Interests shall be referred to thereafter as “New Series D Interests”).
          (e) To the extent the Series B Interests are redeemed under this Article VI, the holders of Series C Interests shall have the right to require redemption of a like amount of their Member Interests, and to the extent the Series C Interests are redeemed under this Article VI, the holders of the Series B Interests shall have the right to require redemption of a like amount of their Member Interests.
          (f) The CEO shall have the right to require redemption of the Series D Interests and the Series E Interests at any time.
     6.4 Limitations on Redemptions by Members. The right of any Managing Member to direct the Company to redeem all or any portion of its respective Member Interests is subject to the following limitations:
          (a) any reporting requirement or limitation imposed by the Exchange Act, or any rule or regulation thereunder, or by any regulatory authority, such as the SEC or NASD, having jurisdiction over the Company and/or JHYT, including limitations on the withdrawal of equity from a registered broker-dealer without the prior approval of the NASD or any such limitations on withdrawal imposed by the SEC;
          (b) any limitations imposed by the Delaware Act;
          (c) any limitation imposed by any Credit Agreement or margin lending arrangements at the time binding upon the Company and/or JHYT;
          (d) any limitation resulting from the fact that such redemption would result in Benefit Plan Investors holding, in the aggregate, twenty-five percent (25%) or more of the Member Interests in the Company; and
          (e) any limitation resulting from the fact that such redemption would result in the Company being taxed as a corporation or an association taxable as a corporation, unless the Member that has directed the Company to redeem its Member Interest shall, upon the request of the Company, deliver to the Company an opinion of counsel addressed to the Company, reasonably satisfactory to the Company, to the effect that such redemption will not result in the Company being taxed as a corporation or as an association taxable as a corporation.

     6.5 Distribution Upon Redemption. Upon redemption of any Member Interest, the holder thereof shall be entitled to receive the amount it would be entitled to receive under Sections 13.7 and 13.9 had the Company been dissolved as of the Applicable Redemption Date. In the event the Company is redeeming the Member Interests of more than one Member at the same time, proceeds of such redemptions shall be paid to such Members pro rata in accordance with their respective Capital Accounts as of the beginning of the Accounting Period during which the Applicable Redemption Date occurs.
ARTICLE VII
CONFIDENTIALITY
     Each Member shall maintain, and shall cause each of its Affiliates and their respective directors, officers, employees, agents, consultants and advisors (each a “Related Party”) to maintain, the confidentiality of Proprietary Information and shall not use or disclose, or permit any Related Party to use or disclose, any Proprietary Information other than to the extent necessary to further the business objectives of the Company or with the written approval of the Company; provided that the foregoing obligation of confidentiality shall not apply to (a) any disclosure to, or required by, any regulatory authority (including any Self-Regulatory Organization on which a Member’s Securities are listed) which is necessary in connection with any necessary regulatory approval or regulatory compliance, (b) any disclosure required by judicial, administrative or legislative process or, in the opinion of its counsel, by any other requirement of Law or the applicable requirements of any regulatory agency or Self-Regulatory Organization having jurisdiction over the Company or any Managing Member, (c) any information independently developed by the Member on its own that does not relate to the Business (and, in the case of a Member who is an Officer, that does not relate to his duties performed for the Company), (d) any software or technical “know-how” the Member has independently developed or obtained a right or license to use, (e) information for which disclosure is necessary in connection with enforcing this Agreement or any Related Agreement and (f) information that becomes generally known to the public or within the relevant trade or industry other than as a result of the Member’s violation of this Section 7.1. “Proprietary Information” means confidential information of a proprietary nature relating to the Company, any Subsidiary (including JHYT) or any other Member, as the case may be, including all nonpublic records, books, contracts, reports, instruments, computer data and other data and information (including without limitation confidential information of a business nature relating to the Company and/or any Subsidiary, such as business plans, prospects, financial information, information about costs, profits, markets, sales, lists of customers and suppliers of the Company and any of its Subsidiaries and/or Affiliates, information relating to the management, operation and planning of the Company and any of its Subsidiaries and/or Affiliates, and plans for future development, sales, products, profits, costs, markets, key personnel, formulae, product applications, computer programs, technical processes and trade secrets of the Company, any of its Subsidiaries and/or Affiliates or any Member; provided that with respect to information developed by a Member, such information was furnished or made available to the Company or another Member by such Member or a Related Party pursuant to this Agreement or any Related Agreement or in connection with the Business). No party shall release or disclose Proprietary Information to any other Person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors who have a need to know and are advised of the confidentiality of such

Proprietary Information and, to the extent permitted above, regulatory authorities or mandated public disclosure under rules and regulations of the SEC or any Self-Regulatory Organization. In the event that a Member or a Related Party receives notice that it will be compelled to disclose any Proprietary Information in connection with (a) and (b) above, as promptly as practicable under the circumstances, such party shall provide the Company and the Person, if known to the Member, that provided such Proprietary Information to the Member (the “Disclosing Party”) with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order or remedy is not obtained, only that portion of the Proprietary Information which is legally required to be disclosed shall be so disclosed.
ARTICLE VIII
ALLOCATIONS AND DISTRIBUTIONS
     8.1 Allocations.
          (a) Net Income and Net Loss. The Company shall use its best efforts to determine and allocate all items of income, gain, loss and deductions, as described below, with respect to each Accounting Period of the Company within forty-five (45) days after the end of each Accounting Period (other than any Accounting Period ending on the last day of the Fiscal Year, in which case the Company shall make such allocations as soon as reasonably practicable following the end of such Fiscal Year).
               (i) Except as otherwise provided in this Agreement, the Net Income of the Company (and items thereof other than those attributable to the Brokerage Assets) for each Accounting Period shall be allocated:
                    (A) first, to the extent that an amount of Net Loss has been allocated under Section 8.1(a)(ii) for a prior Accounting Period and that allocation has not been offset by a subsequent allocation of Net Income pursuant to this Section 8.1(a)(i)(A), to the Members in proportion to, and in an amount equal to, the unrecovered amount of such Net Loss (and, if there is an unrecovered Net Loss for more than one Accounting Period or that has been allocated pursuant to Section 8.1(a)(ii)(A) or Section 8.1(a)(ii)(B), then this Section 8.1(a)(i)(A) shall be applied first to the Net Loss arising in the most recent Accounting Period until that Net Loss is recovered fully, and thereafter successively to each preceding Accounting Period for which there is an unrecovered Net Loss, ending with the first such Accounting Period, in each case offsetting Net Losses allocated pursuant to Section 8.1(a)(ii)(B) before those allocated pursuant to Section 8.1(a)(ii)(A)); and
                    (B) second, (1) twenty percent (20%) to the Members holding the Series A Interests on a pro rata basis and (2) eighty percent (80%) to the Series B Members, the Series C Members, the Series D Members and the Series E Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of such Accounting Period.

               (ii) Except as otherwise provided in this Agreement, Net Loss of the Company (and items thereof other than those attributable to the Brokerage Assets) for each Accounting Period shall be allocated:
                    (A) first, to the Members in proportion to the amounts of Net Income previously allocated pursuant to Section 8.1(a)(i)(B), until such amounts have been offset in full or the Capital Accounts of such Members have been reduced to zero; and
                    (B) second, to the Series B Members, the Series C Members, the Series D Members and the Series E Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of such Accounting Period.
               (iii) Any Net Income or Net Loss attributable to the Brokerage Assets shall be allocated pro rata to the Series A Members in accordance with the proportion of Series A Interests held by such Members.
     For purposes of this Section 8.1 and for other relevant purposes hereunder, an Accounting Period shall be deemed to end either at or immediately preceding, as may be appropriate, the time of any issuance or redemption of Member Interests or other event that results in a change in the Member Interests (and a new Accounting Period shall commence immediately thereafter).
          (b) Special Allocations. Prior to making any allocations under Section 8.1(a), the following special allocations shall be made in the following order:
               (i) Limitation on Net Losses. If any allocation of Net Loss or an item of deduction, expenditure or loss to be made pursuant to Section 8.1(a) or this Section 8.1(b) for any Accounting Period would cause a deficit in any Member’s Adjusted Capital Account (or would increase the amount of any such deficit), then the amount that would cause such deficit shall be allocated to such Members that have positive Adjusted Capital Account balances in proportion to the respective amounts of such positive balances until all such positive balances have been reduced to zero.
               (ii) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation §1.704-1(b)(2)(ii)(d)(4), §1.704-1(b)(2)(ii)(d)(5) or §1.704-1(b)(2)(ii)(d)(6) that creates or increases a deficit in the Adjusted Capital Account of such Member, then items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for the relevant Fiscal Year and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible. This Section 8.1(b)(ii) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(d), and shall be interpreted and applied consistently therewith.
               (iii) Substantial Economic Effect. Notwithstanding anything in this Agreement to the contrary, if the allocation of any item of income, gain, loss or expense pursuant to this Section 8.1 does not have substantial economic effect under Treasury Regulation §1.704-1(b)(2) and is not in accordance with the Member Interests in the Company within the meaning of Treasury Regulation §1.704-1(b)(3), then such item shall be reallocated in such manner as to (i) have substantial economic effect or be in accordance with the Member Interests and (ii) result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Section 8.1 without giving effect to this Section 8.1(b)(iii).
               (iv) Corrective Allocations. If any amount is allocated pursuant to paragraph (ii) of this Section 8.1(b), then, notwithstanding anything in Section 8.1(a) to the contrary (but subject to the provisions of paragraphs (i) and (ii) of this Section 8.1(b)), income, gain, loss and expense, or items thereof, shall thereafter be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts will equal as nearly as possible the balances that would have been obtained if the amount allocated pursuant to paragraph (ii) of this Section 8.1(b) instead had been allocated under the provisions of this Section 8.1 without giving effect to the provisions of such paragraph.
          (c) Amendments to Allocations. The provisions hereof governing Company allocations are intended to comply with the requirements of Code Sections 704(b) and 704(c) and the Treasury Regulations that have been or may be promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. If, in the opinion of the CEO, the allocations of income, gain, loss and expense provided for herein do not (i) comply with such Code provisions or Treasury Regulations, (ii) comply with any other applicable provisions of the Code or Treasury Regulations (including the provisions relating to nonrecourse deductions and Member nonrecourse deductions) or (iii) produce Capital Account balances of the Members equal to the liquidating distributions that would be made to the Members pursuant to Section 13.7 if the assets of the Company were sold for their book value and the net proceeds thereof distributed to the Members pursuant to Section 13.7, then, notwithstanding anything in this Agreement to the contrary, such allocations shall, upon notice in writing to each Member, be modified in such manner as the CEO determines is necessary to satisfy the relevant provisions of the Code or Treasury Regulations, and the CEO shall have the right to amend this Agreement (without the consent of any other Member being required for such amendment) to reflect any such modification; provided, however, that no such modification shall alter materially the economic arrangement among the Members.
     8.2 Adjustments to Reflect Changes in Member Interests. With respect to any Accounting Period during which any Member Interest changes, whether by reason of the admission of a New Member, the resignation of a Member, or otherwise as described in Code Section 706(d)(1) and Treasury Regulations issued thereunder, allocations of Net Income, Net Loss and other items of Company income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Members during such Accounting Period. The CEO shall select the method of making such adjustments.
     8.3 Allocation of Taxable Income and Loss.
          (a) Except as otherwise provided in Section 8.3(b), the taxable income or loss of the Company for any Accounting Period shall be allocated among the Members in proportion to and in the same manner as Net Income, Net Loss and separate items of income, gain, loss and expense (excluding items for which there are no related tax items) are allocated among the

Members for Capital Account purposes pursuant to the provisions of Sections 8.1(a) and (b). Except as otherwise provided in this Section 8.3, the allocable share of a Member for tax purposes in each specified item of income, gain, loss or expense of the Company comprising Net Income, Net Loss or any item allocated pursuant to Section 8.1(a) and (b), as the case may be, shall be the same as such Member’s allocable share of Net Income, Net Loss or the corresponding item for such Accounting Period.
          (b) In accordance with Sections 704(b) and 704(c) of the Code and applicable Treasury Regulations, including Treasury Regulation §1.704-1(b)(4)(i), items of income, gain, loss and expense with respect to any Book Property of the Company (and, if necessary, any other property of the Company) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its book value. In making allocations pursuant to this Section 8.3(b), the CEO shall apply the “traditional method” set forth in Treasury Regulation §1.704-3(b).
          (c) The items of income, gain, loss and expense allocated to the Members for tax purposes pursuant to this Section 8.3 shall not be reflected in the Members’ Capital Accounts. Any elections or other decisions relating to the allocation provisions of this Article VIII shall be made by the CEO in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Members.
     8.4 Distributions.
          (a) From time to time, the Company shall make Distributions pursuant to Section 8.4(b) and 8.4(c), of all of the Company’s Aggregate Net Book Income, in each case to the extent permitted by the applicable rules and regulations of any regulatory authority having jurisdiction over the Company.
          (b) The Company shall distribute to the Members amounts reflecting Previously Undistributed Book Income on an annual basis (after taking into account any Distributions made pursuant to Section 8.4(c)) within sixty (60) days after the end of each Fiscal Year (each, an “Annual Distribution”). In addition to the Annual Distributions and the Tax Distributions to be made pursuant to Section 8.4(c), the Company may make Distributions of Previously Undistributed Book Income to the Members, including distributions in kind pursuant to Section 8.4(f), at such times and in such amounts as the CEO may determine. Any such Distribution of Previously Undistributed Book Income shall be made (i) to the Members holding Series A Interests, pro rata in accordance with the proportion of Series A Interests held by each such Member at the time of the Distribution an amount equal to the lesser of (A) twenty percent (20%) or (B) an amount such that Distributions pursuant to Section 8.4(b) and Section 8.4(c) received by the Members holding the Series A Interests do not exceed twenty percent (20%) of the Company’s Aggregate Net Book Income and (ii) the remainder to those Members holding Member Interests other than Series A Interests, pro rata in accordance with their respective Percentage Interests at the time of the Distribution.
          (c) If the Company has net taxable income for federal income tax purposes for any Fiscal Year, then the Company shall distribute, within ninety (90) days after the end of such

Fiscal Year, cash (a “Tax Distribution”) to each Member in the amount, if any, that is required, when the Tax Distribution is combined with all other Distributions theretofore made to the Member with respect to such Fiscal Year, to cause the aggregate amount distributed to the Member to be at least equal to the product of (i) the Presumed Tax Rate for such Fiscal Year and (ii) the aggregate net taxable income allocated to such Member for such Fiscal Year. Distributions pursuant to this Section 8.4(c) shall be treated as Distributions of Previously Undistributed Book Income. Any Tax Distributions made pursuant to this Section 8.4(c) shall be made to those Members that held Member Interests in the Company as of the close of such Fiscal Year. However, for purposes of this Section 8.4(c), Distributions and allocations made to a predecessor-in-interest of a Member with respect to such Fiscal Year shall be treated as having been made to such Member. Notwithstanding the foregoing provisions of this Section 8.4(c), the CEO may make appropriate adjustments to Tax Distributions in accordance with the intent of Sections 4.6(f) and 8.1(b)(iv).
          (d) Notwithstanding any provision to the contrary contained in this Agreement, (i) the Company shall not make a Distribution to any Member on account of its Member Interest if such Distribution would violate Section 18-607 of the Delaware Act or other applicable Law and (ii) the Board may restrict all or any portion of a Distribution if it determines that the failure to do so could result in a constraint on liquidity, or a violation of the Credit Agreement or applicable Law, or if it determines it is in the best interest of the Company to do so.
          (e) Notwithstanding the foregoing (other than Section 8.4(c) above), the CEO may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company.
          (f) Although the Company shall use its best efforts to cause all Distributions to be made in cash, at any time and from time to time prior to the dissolution of the Company, when the CEO determines that it is in the interests of the Company to do so, the Company may distribute Securities in kind to the Members. The Company shall provide at least ten (10) Business Days’ prior notice of any such Distribution in kind, which notice shall describe the Securities to be distributed and shall state that, upon the request of any Member, the Company shall provide such Member with such information regarding the issuer of such Securities as may be available and as may be deemed appropriate for such provision by the Company. Any Securities to be distributed in kind to the Members shall be valued in accordance with Article IX and upon such Distribution in kind, such Securities shall be deemed to have been sold at such value on the date of Distribution and the proceeds of such sale shall be deemed to have been distributed to the Members for all purposes of this Agreement.
          (g) With respect to any Distribution, a portion of which is to be made in kind and a portion of which is to be made in cash, such in-kind and in-cash portions shall be distributed to all Members on a pro rata basis to the extent reasonably practicable; provided that the Company shall endeavor to accommodate the wishes, to the extent practicable, of those Members desiring to receive all (or a disproportionate amount) of such Distribution in kind or in cash, as the case may be, to the extent possible, with a priority as to cash for any Member which, upon the advice of counsel, determines that any Distribution would more likely than not cause such Member to be in violation of any Law applicable to such Member, as contemplated by the immediately following paragraph.
          (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company shall not distribute any securities in kind to any Member if the Distribution would cause such Member or its Affiliates to be in violation of any Law applicable to such Member. In the event a Member shall, upon the advice of counsel, determine that any Distribution would more likely than not cause such Member to be in violation of any applicable Law, such Member shall deliver to the Company a notice to such effect within ten (10) Business Days from the date of the notice to the Member of the proposed Distribution of Securities in kind. In any such case, the Company shall use reasonable efforts to cause such Securities (and only such allocable portion of such Securities) to be sold to a third party, who may be another Member, for the best consideration available under the circumstances and to distribute the cash proceeds thereof to such affected Member. No such sale to a third party shall relieve any Member of its obligations hereunder. In the event such a sale cannot be achieved on commercially reasonable terms and within a commercially reasonable time period following the proposed Distribution, the obligation of the Company shall be extinguished by establishing an escrow account for the benefit of any affected Members into which shall be deposited such Securities, which account shall be liquidated at such time as a sale can be accomplished, provided, that if any Member is not reasonably satisfied with the establishment of such escrow account and does not elect to participate in such escrow arrangements, the Company shall, at the direction of such objecting Member, transfer such Member’s pro rata share of the Securities in accordance with instructions given by such objecting Member. Securities held in any escrow account shall continue to earn dividends or interest, as the case may be, and to carry all rights attributable to such Securities, and shall be deemed for all purposes of this Agreement to have been distributed to the Members to whom, and at such time as, such Securities would have been distributed but for this Section 8.4(h).
          (i) For the avoidance of doubt, amounts paid by or on behalf of the Company pursuant to the Services Agreement and the Clearing Agreement shall not be considered Distributions for purposes of this Agreement.
     8.5 Withholding. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation by the Company shall be treated as amounts paid by the Company. Such amounts shall in turn be allocated to and treated as distributed to the Members for all purposes under this Agreement. The Company is authorized to withhold from payments, Distributions or allocations to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. Subject to Section 3.1(a)(xxiii), the CEO shall allocate any such amounts to the Members in respect of whose Distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Members.

ARTICLE IX
VALUATION
     9.1 Valuation.
          (a) Basic Valuation. The Company will determine the Market Value of the Assets, and will cause JHYT to determine the Market Value of Assets held by JHYT (other than the Brokerage Assets) no less frequently than quarterly.
          (b) Brokers’ Commissions and Other Expenses of Sale. For the purposes of valuation of any Securities, except a Security sold but for which payment has not been received, it shall not be necessary to deduct from the value of an asset brokers’ commissions or other expenses that would be incurred upon a sale thereof.
          (c) Valuation Binding. Any valuation of a Security made or approved by the Company [or JHYT] in accordance with this Agreement shall be binding and conclusive upon all of the Members and upon all those Persons who hold a beneficial interest in a Member, absent manifest error.
ARTICLE X
BOOKS AND RECORDS
     10.1 Books, Records and Financial Statements.
     At all times during the existence and continuance of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s interest as a member of the Company. Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of any information which the Company is required by law to so provide.
     10.2 Reports.
          (a) The Company shall cause to be prepared and distributed to each Member:
               (i) within ninety (90) days after the end of each Fiscal Year, such information as is necessary to complete the Member’s United States federal and state income tax or information returns, including a copy of the Company’s United States federal, state and local income tax or information returns for the year;

               (ii) within fifty-five (55) days after the end of each Fiscal Year, annual audited financial statements prepared in accordance with GAAP and meeting all applicable requirements of the SEC;
               (iii) within 17 Business Days after the end of each of the first three Fiscal Quarters and the end of each Fiscal Year a financial report proposed in accordance with GAAP containing statements of operations and cash flows, changes in Members’ Capital Accounts and changes in the Company’s Assets for the period then ended; and
               (iv) any additional information that may reasonably be required by any such Member to enable it to comply with the accounting and disclosure requirements of the SEC as in effect from time to time, which information shall be provided to such Member promptly upon request; provided that this Section 10.2 shall not be deemed to require or permit the Company to disclose to any Member other than Jefco and its Affiliates the positions in Securities held by the Company.
          (b) The parties intend that the Security positions of the Company and any Subsidiary, including JHYT, should not be subject to aggregation with the Security positions of any Member or its Affiliates. After consultation with counsel, the Board and the CEO shall adopt such procedures as they determine to be appropriate and in compliance with applicable Law for this purpose.
     10.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate for the Company’s business.
     10.4 Audit. The annual financial statements of the Company shall be audited by a firm of independent certified public accountants with relevant experience, selected by the Board, with such audit to be accompanied by a report of such accounting firm containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant’s report will be made available for inspection by the Members.
ARTICLE XI
TAX MATTERS
     11.1 Tax Matters Member.
          (a) JGI is hereby designated as the “Tax Matters Member” of the Company for purposes of § 6231(a)(7) of the Code and shall have the power, subject to the provisions of Section 3.1(a)(xxii) to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.
          (b) The Tax Matters Member shall, promptly upon the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.
     11.2 Right to Make Section 754 Election. The Board, acting pursuant to Section 3.1(a), may make or revoke, on behalf of the Company, an election in accordance with Code Section 754, so as to adjust the basis of Company property in the case of a Distribution of property within the meaning of Code Section 734, and in the case of a transfer of a Company interest within the meaning of Code Section 743. Each Member shall, upon request of the Board, supply the information necessary to give effect to such an election. Upon Transfer of a Member Interest, the Transferee may request that an election in accordance with Code Section 754 be made, in which event the Company, upon approval by the Board, shall make the election for the Fiscal Year in which such transfer occurs.
     11.3 Indemnity of Tax Matters Member. The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article XI in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the course of conduct of the Tax Matters Member is consistent with any instructions of the Board or, in the absence of such instructions, was in, or not opposed to, the best interest of the Company. The payment of all such expenses shall be made before any Distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding except to the extent provided herein (including without limitation Section 3.1(a)(xxii)) or required by applicable Law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article XII shall be fully applicable to the Tax Matters Member in its capacity as such.
     11.4 Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Code Section 6223 relating to the Company shall promptly notify the Company and the Tax Matters Member of the treatment of any Company item on such Member’s federal income tax return that is or may be inconsistent with the treatment of that item on the Company’s return. Any Member that enters into a settlement agreement with the Internal Revenue Service with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within sixty (60) days after its date.
ARTICLE XII
LIABILITY AND INDEMNIFICATION
     12.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in Contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. Each Covered Person shall be entitled to rely in good faith on the advice of counsel, public accountants and other independent advisors experienced in the matter at issue, and any act or omission of any Covered Person in reliance on such advice shall in no event subject any Covered Person to liability to the Company or any Member.

     12.2 Indemnification.
          (a) The Company shall indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Covered Person is or was a Member, Director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Covered Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which the Covered Person reasonably believed to be in or not opposed to the best interests of the Company (except as specifically contemplated by Section 4.2(a)), and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Covered Person’s conduct was unlawful. The rights granted pursuant to this Section 12.2(a) shall be deemed contract rights, and no amendment, modification or repeal of this Section 12.2(a) shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings, appeals, inquiries or investigations arising prior to any such amendment, modification or repeal.
          (b) The Company shall have power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the Person is or was an agent of the Company, or is or was serving at the request of the Company as an agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company (except as specifically contemplated by Section 4.2(a)), and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.
          (c) To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this section, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith.

          (d) Except as otherwise provided in Section 12.2(c), any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Person indemnified is proper in the circumstances because the Person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a Person who is a Covered Person at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the unanimous vote of the Managing Members.
          (e) Expenses (including attorneys’ fees) incurred by a Person indemnified pursuant to this Section 12.2 in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this section. Such expenses (including attorneys’ fees) incurred by former Covered Persons or other Persons may be so paid upon such terms and conditions, if any, as the Company deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 12.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Directors’ resolution, agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
     13.1 Dissolution Generally. Except as provided in this Agreement and by the Delaware Act, no Member shall have the right to cause the dissolution of the Company.
     13.2 Continuation. Except as provided in this Agreement, the Company shall not be dissolved or terminated by the incapacity of any Member as such, the Transfer by any Member of its Member Interest, the redemption of the Member Interests of any Member or the admission of a New Member.
     13.3 Events Causing Dissolution. The Company may be dissolved only upon the occurrence of one of the following events:
          (a) by written consent of the Managing Members to the dissolution of the Company;
          (b) following the redemption or Conversion of the Member Interest of a Managing Member, by the other Managing Member in its sole discretion;

          (c) by written consent of the Series A Members to dissolve the Company, at any time after the sixth anniversary of the Closing Date;
          (d) by a majority of the Board to dissolve the Company, at any time;
          (e) by a decree of judicial dissolution under Section 18-802 of the Delaware Act;
          (f) by the Technical Withdrawal of a Managing Member, unless the other Managing Member elects to continue the Company within thirty days following notice of such Technical Withdrawal; or
          (g) at the time there are no Members unless the Company is continued without dissolution in accordance with this Agreement or the Delaware Act.
     13.4 Events of Bankruptcy of Member.
          (a) Without limiting the generality of Section 13.3, but except as otherwise provided in Section 13.3(e), the occurrence of any of the events set forth in this Section 13.4 with respect to any Member shall not result, in and of itself, in the dissolution of the Company. Such Member shall cease to be a member of the Company, but shall, however, retain its interest in allocations and Distributions if and when any of the following events occurs (a “Technical Withdrawal”):
                (i) such Member makes an assignment for the benefit of creditors;
                (ii) such Member files a voluntary petition in bankruptcy;
               (iii) such Member is adjudged a bankrupt or insolvent, or there has been entered against such Member an order for relief, in any bankruptcy or insolvency proceeding;
               (iv) such Member files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;
               (v) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of the type described in this Section 13.4;
               (vi) such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member, including without limitation the appointment of a trustee pursuant to the Securities Investor Protection Act of 1970; or
               (vii) one hundred twenty (120) days after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the consent or acquiescence of such Member, of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.
     13.5 Withdrawal of Members. A Member shall be deemed to have withdrawn from the Company upon (a) such Member’s Technical Withdrawal, (b) the redemption in accordance with the terms hereof, of all of the Member Interests held by such Member or (c) the permitted Transfer by a Member of all of its Membership Interests. Except as set forth in this Section 13.5, no Member shall have the right to withdraw from the Company.
     13.6 Notice of Dissolution. Upon the dissolution of the Company, the Board shall promptly notify the Members of such dissolution.
     13.7 Liquidation.
          (a) Upon dissolution of the Company, (i) the Company shall immediately distribute the Brokerage Assets to Jefco [in its capacity as a Series A Member and otherwise for the benefit of the Series A Members other than Jefco] and (ii) Jefco shall immediately commence to wind up the Company’s affairs; provided, that a reasonable time shall be allowed for the orderly liquidation of the Assets and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation; and provided further, however, that Jefco shall use commercially reasonable efforts to complete the liquidation of the Assets on or prior to the first anniversary of the dissolution of the Company.
          (b) Jefco shall distribute the proceeds of such liquidation and any other Assets (subject to the requirements of the Delaware Act and other applicable Law) in the following order of priority:
               (i) first, to satisfy (whether by payment or reasonable provision for payment) of all of the debts, liabilities and obligations of the Company (including, without limitation, all amounts then due and payable under the Services Agreement and all expenses incurred in liquidation);
               (ii) second, to the establishment of adequate reserves for the payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as Jefco as the liquidating trustee may reasonably determine; and
               (iii) third, any remaining proceeds of liquidation, and any Assets to be distributed in kind, shall be apportioned among the Members, pro rata in accordance with their respective Percentage Interests; the amount apportioned to each Member shall be distributed as follows:
                    (1) First, 100% to such Member until such Member has received pursuant to this Section 13.7(a)(iii)(1) an amount equal to the excess of (a) its aggregate

Capital Contributions over (b) amounts distributed to such Member that were in excess of Previously Undistributed Book Income;
                    (2) Thereafter, 80% to such Member and 20% to the Members holding Series A Interests, pro rata in accordance with the proportion of Series A Interests held by each such Member.
          (c) Jefco shall use all reasonable efforts to reduce the Assets of the Company to cash and to distribute cash upon liquidation to the Members. Subject to the foregoing, if any Assets are not reduced to cash, then Jefco (i) shall value such Assets pursuant to Article IX, (ii) shall allocate, in accordance with Section 4.6(f) and Article VIII, any unrealized gain or loss determined by such valuation to the Members’ Capital Accounts as though the non-cash Assets had been sold on the date of distribution and (iii) shall, after giving effect to any such adjustment, treat the distribution of such non-cash Assets as equivalent to a distribution of cash in the amount determined by the appraisal of such Assets. No Member shall have any right to any specific Assets except as otherwise herein specifically provided. In making distributions of non-cash Assets under this Section 13.7(c), Jefco may distribute such Assets unequally among the Members to the extent necessary to avoid a Member receiving an Asset that it is prohibited from holding or that could result in adverse tax consequences to a Member; provided that such unequal distribution shall not affect the aggregate amount of Distributions to any Member.
          (d) Each of the Members shall be furnished with a statement prepared by, or under the supervision of, Jefco, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.
          (e) As soon as possible following application of the proceeds of liquidation and any Assets that are to be distributed in kind, any Member (or any other appropriate authorized person of the Company) shall execute a certificate of cancellation of the Certificate in the form prescribed by the Delaware Act and shall file the same with the Secretary of State of the State of Delaware.
     13.8 Termination. The Company shall terminate when all of the Assets have been distributed in the manner provided for in this Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.
     13.9 Claims of the Members. Members and former Members shall look solely to the Assets for the return of their Capital Contributions, and if the Assets remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, the Servicer or any other Member.
ARTICLE XIV
MISCELLANEOUS
     14.1 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York, before a panel of three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (the “Rules”). The arbitrators shall be selected pursuant to the Rules. Judgment resulting from the arbitration may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a New York state or federal court sitting in the City of New York, Borough of Manhattan. The arbitrator may, in issuing judgment in the arbitration, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.
     14.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by facsimile (answerback confirmed) or by electronic mail, to the address set forth on Schedule A, or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, sent by nationally-recognized overnight courier or sent via facsimile (answerback confirmed) or electronic mail (if receipt is confirmed) or (ii) on the fifth (5th) Business Day following the date of mailing, if sent by certified mail.
     14.3 Entire Agreement. This Agreement (including any exhibits, schedules and other attachments hereto) together with the Related Agreements (including any exhibits, schedules and other attachments thereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the Related Agreements (to the extent applicable), it has not in any way relied (and such reliance is hereby expressly disclaimed) upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.
     14.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.
     14.5 Member Defaults; Waiver of Certain Damages. In addition to any specific remedies set forth herein, if any Member is in Default, the Company and any Non-Defaulting Member shall have the right to pursue, in a manner consistent with Section 14.1, such remedies as are available to the Company or such Member at law and in equity in connection with such Default; provided, that notwithstanding the foregoing or any other term or provision of this Agreement: EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS AGREEMENT.

     14.6 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as otherwise expressly set forth herein, neither this Agreement nor the rights and obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.
     14.7 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.
     14.8 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
     14.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     14.11 Consent to Jurisdiction. Each Member hereby submits to the exclusive jurisdiction of the courts of general jurisdiction of the State of New York, Borough of Manhattan and the federal courts of the United States of America located in the City of New York solely in respect of any proceeding in aid of arbitration, including, without limitation, the enforcement of an arbitral award issued pursuant to Section 14.1 and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding that such action, suit or proceeding may not be brought or is not maintainable in such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon any Member by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Schedule A, provided that service of process may be accomplished in any other manner permitted by applicable Law.
     14.12 Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     14.13 Amendments. This Agreement may be amended with the consent of the Managing Members; provided, however, that no such amendment may adversely affect the rights (a) of the Series A Members unless the Series A Members shall have consented thereto in writing, (b) of the Series D Members unless a majority in interest of the Series D Members shall have consented thereto in writing or (c) the Series E Members unless a majority in interest of the Series E Members shall have consented thereto in writing. Notwithstanding the foregoing provisions of this Section 14.13, the Board may amend this Agreement without the consent of the Members as follows: (i) to reflect changes made in the name of the Company; (ii) to make changes to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; (iii) to prevent the Company from being deemed to be an “investment company” subject to the provisions of the Investment Company Act; (iv) in connection with qualifying the Company to obtain limited liability under the laws of any state; (v) to prevent any material adverse effect to the Company or any Member arising from the application of legal restrictions (including ERISA or similar legislation) to any Member or the Company, subject to the requirement that the Members not be materially and adversely affected; (vi) to make a change that is necessary or desirable to cure any ambiguity or inconsistency and to make changes that will not be inconsistent with this Agreement to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any applicable Law or other rules or policies of any Self-Regulatory Organization or governmental authority having jurisdiction over the Company, in each case subject to the requirement that the Members not be materially and adversely affected; (vii) to make any changes that, in the reasonable opinion of the Board, will have no material adverse effect on the Members or on the Company; and (viii) to make any other change similar to the foregoing, subject to the requirement that the Members not be materially and adversely affected. Prior to entering into any amendment pursuant to this Section 14.13, the CEO shall notify the Members in writing of the material terms of such amendment. In addition, the provisions of this Agreement (including Schedule A) specifically referred to in Sections 2.1(b), 2.5, 3.3(g), 4.6(e), 4.7(a)(5), 4.7(b), 8.1(c) and 14.14 may be amended or deemed amended without the consent of the Members, in each case as provided therein.
     14.14 Side Letters. With the approval of the Board, the Company may enter into a separate agreement with any Member or prospective Member, the terms of which may vary the terms of this Agreement as they apply to such Member or prospective Member, provided that the terms of any such agreement would not be expected to materially and adversely affect any other Member.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

THE COMPANY: JEFFERIES HIGH YIELD TRADING, LLC
By:
Name:
Title:

SERIES A MEMBER: JEFFERIES & COMPANY, INC.
By:
Name:
Title:

SERIES B MEMBERS: JEFFERIES GROUP, INC.
By:
Name:
Title:

JEFFERIES & COMPANY, INC.
By:
Name:
Title:

SERIES C MEMBER: LEUCADIA NATIONAL CORPORATION
By:
Name:
Title:

[Signature Page for Amended and Restated Limited Liability Company Agreement of Jefferies High
Yield Holdings, LLC]

SERIES D MEMBER: JEFFERIES HIGH YIELD PARTNERS, LLC
By:
Name:
Title:

SERIES E MEMBER: JEFFERIES EMPLOYEES OPPORTUNITY FUND LLC
By:
Name:
Title:

[Signature Page for Amended and Restated Limited Liability Company Agreement of Jefferies High Yield Holdings, LLC]

Schedule A

			Aggregate	Percentage
Member	Notice Address	Commitment	Capital Contributions	Interest
Series A Interests:
Jefferies & Company, Inc.				0%
Series B Interests:
[Jefferies Group, Inc.]
Jefferies & Company, Inc.
Series C Interests:
[Leucadia National Corporation]
Series D Interests
Jefferies High Yield Partners, LLC
Series E Interests
Jefferies Employees Opportunity Fund LLC
Total				100%

Schedule B
INITIAL DIRECTORS
Appointed by JGI:
1.
2.
Appointed by Leucadia:
1.
2.

Schedule C
INITIAL OFFICERS
CEO:
President:
CFO:
Secretary:

Exhibit A
SERIES A CONTRIBUTION AGREEMENT
(see attached)

Exhibit B
SERIES B CONTRIBUTION AGREEMENT
(see attached)

Exhibit C
SERIES C CONTRIBUTION AGREEMENT
(see attached)

Exhibit D
SERVICES AGREEMENT
(see attached)

EXHIBIT B
SERIES A CONTRIBUTION AGREEMENT

JEFFERIES HIGH YIELD HOLDINGS, LLC
SERIES A CONTRIBUTION AGREEMENT
          This SERIES A CONTRIBUTION AGREEMENT (this “Agreement”), dated as of ___, 2007, by and between Jefferies & Company, Inc., a Delaware corporation (“Jefco”), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the “Company”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the “Operating Agreement”).
RECITALS
          WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the “Master Agreement”), Jefco desires to make a Capital Contribution to the Company in the form of a contribution of certain assets of Jefco’s High Yield Division; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series B Contribution Agreement, JGI and Jefco have agreed to commit capital to the Company and to make Capital Contributions to the Company, or at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form securities and cash, including the contribution of Jefco’s membership interests in JPOF II to the capital of the Company; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series C Contribution Agreement, Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of the membership interests in JPOF II held by LUK-HY FUND, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Leucadia.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Contributions. Jefco hereby agrees that, at the Closing, Jefco will assign, convey, transfer and deliver to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, as a Capital Contribution, all of its right, title and interest in and to the Brokerage Assets identified on Exhibit A hereto.
     Section 2. Acceptance of Contributions by the Company. The Company and Jefco hereby agree that, in consideration for the contribution of Brokerage Assets made hereunder, Jefco shall be deemed to have made a Capital Contribution to the Company in the amount of $___. The Company agrees to accept the Brokerage Assets at the Closing, and to assume all of Jefco’s obligations with respect thereto, to the extent such obligations arise from and after the Closing Date.

     Section 3. Representations, Warranties and Agreements of Jefco. Subject to the Disclosure Schedule attached hereto as Exhibit B and incorporated by reference herein (the “Disclosure Schedule”), Jefco hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:
     (a) Organization, Power and Authority. Jefco has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Jefco (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Jefco is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Jefco. Jefco is presently qualified, licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a “Material Adverse Effect”).
     (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Jefco and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Jefco, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.
     (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Jefco of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Jefco’s certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Jefco or any of its subsidiaries is a party or by which Jefco, or any of Jefco’s subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Jefco or any of Jefco’s subsidiaries; or result in the creation or imposition of any material lien upon any property, asset or revenue of Jefco, or any of Jefco’s subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Jefco or any of Jefco’s subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.
     (d) Title. Jefco has good and valid title to, and is the beneficial and record owner of, the Brokerage Assets. Jefco owns the Brokerage Assets free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.
     (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification,

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designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Jefco or any of Jefco’s subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) Compliance with Laws/Permits. Neither Jefco nor any of Jefco’s subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the Brokerage Assets or otherwise relating to Jefco’s ownership interest in the Brokerage Assets, which violation could individually or in the aggregate have a Material Adverse Effect.
     (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Jefco’s knowledge, currently threatened against Jefco or any of Jefco’s subsidiaries that questions the validity of this Agreement, or the right of Jefco to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to Jefco’s ownership interest in the Brokerage Assets, or that would otherwise result in a Material Adverse Effect. Neither Jefco nor any of Jefco’s subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.
     (h) Bankruptcy. Jefco is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, and is not a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Jefco has no any intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Jefco is generally able to pay its debts in the ordinary course as they become due.
     Section 4. Closings and Capital Contributions.
     (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including Jefco’s contribution of Brokerage Assets to the Company (the “Closing”), shall take place at such place as shall be mutually agreed by the Company and Jefco, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by the Company and Jefco (the “Closing Date”).
     (b) Conditions for the Company’s Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:
          (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of Jefco in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and (ii) Jefco shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

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          (ii) The Company shall have been provided with a certificate executed on behalf of Jefco by an authorized officer of Jefco to the effect set forth in Section 4(b)(i).
     (c) Additional Conditions for Obligation to Consummate the Closing. The obligation of each of Jefco and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.
     Section 5. Survival of Agreements, Representations and Warranties. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Jefco or on its behalf and the contribution of the Brokerage Assets.
     Section 6. Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.
     Section 7. General Provisions.
     (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Holdings, LLC, [INSERT ADDRESS], facsimile: (___) ___-___, Attn: ___; and (ii) if to Jefco, to Jefferies & Company, Inc., [INSERT ADDRESS], facsimile: (___) ___-___, Attn: ___.
     (b) Binding Nature. This Agreement shall be binding upon Jefco, the Company and their respective successors and permitted assigns.
     (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Jefco and the Company.
     (d) No Assignment. Jefco shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Jefco may assign its rights to any wholly-owned subsidiary of Jefco, which assignment shall not relieve Jefco from its obligations hereunder.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

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     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     (g) Entire Agreement. This Agreement and the Operating Agreement and the Schedules and Exhibits thereto, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.
     (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

JEFFERIES & COMPANY, INC.

By:

Name:
Title:

JEFFERIES HIGH YIELD HOLDINGS, LLC

By:

Name:
Title:

6

Exhibit A
     1. All goodwill associated with the Business.
     2. Proprietary information of Jefco relating specifically to operation of this Business.

A-1

EXHIBIT C
SERIES B CONTRIBUTION AGREEMENT

JEFFERIES HIGH YIELD HOLDINGS, LLC
SERIES B CONTRIBUTION AGREEMENT
          This SERIES B CONTRIBUTION AGREEMENT (this “Agreement”), dated as of ___, 2007, by and among Jefferies Group, Inc., a Delaware corporation (“JGI”), Jefferies & Company, Inc., a Delaware corporation (“Jefco”), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the “Company”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the “Operating Agreement”).
RECITALS
          WHEREAS, Jefco is a wholly-owned indirect subsidiary of JGI; and
          WHEREAS, the Company is a wholly-owned subsidiary of JGI; and
          WHEREAS, Jefco is a member of Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company (“JPOF II”); and
          WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the “Master Agreement”), Jefco desires to commit to contribute capital to the Company and to make a Capital Contribution to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form of a contribution of securities and membership interests in JPOF II held by Jefco; and
          WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company, JGI desires to commit to contribute capital to the Company and to make a Capital Contribution to the Company in the form of a cash contribution; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series A Contribution Agreement, Jefco desires to contribute the Brokerage Assets to the Company; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series C Contribution Agreement, Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of membership interests in JPOF II held by LUK-HY FUND, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Leucadia.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Commitment. JGI hereby commits to contribute, or to cause Jefco or another of its Affiliates (including Jefferies Employees Opportunity Fund, LLC, a Delaware limited liability company (“JEOF”)) to contribute to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, cash and/or securities having a Market Value (determined as of the date of each such Capital Contribution) equal, in the aggregate (but exclusive of any value attributed to the Brokerage Assets contributed by Jefco pursuant to the Series A Contribution Agreement), to $600 million (the “Commitment” of JGI).
     Section 2. Contributions by Jefco; Acceptance by the Company.
     (a) Contributions by Jefco. In partial satisfaction of JGI’s Commitment, Jefco hereby agrees that, at the Closing, (a) Jefco will assign, convey, transfer and deliver, as a Capital Contribution to the Company all of its right, title and interest in the membership interests held by Jefco in JPOF II (including the Class B Interest held by Jefco) and the capital account maintained by JPOF II for Jefco with respect to such interests, including, without, limitation, Jefco’s right to receive allocations and distributions from JPOF II (collectively, the “JPOF II Membership Interest”), and all other rights with respect to the JPOF II Membership Interest under the operating agreement of JPOF II (the “JPOF II Operating Agreement”) and (b) Jefco will assign, convey, transfer and deliver, as a Capital Contribution, Securities having a Market Value equal to $___ (the Securities comprising such position to be referred to as the “Contributed Securities”; such contribution to be referred to as the “Securities Contribution”).
     (b) Acceptance by the Company. The Company and Jefco hereby agree that, in consideration for the JPOF II Membership Interest and the Securities Contribution, Jefco shall be deemed to have made Capital Contributions in the amounts of $___ and $___, respectively, for an aggregate initial Capital Contribution in the amount of $___, and that the value thereof shall reduce the Commitment of JGI by an equal amount. The Company agrees to accept the JPOF II Membership Interest and the Securities Contribution at the Closing, and to assume all obligations with respect to the JPOF II Membership Interest (as a member but not as a Manager) arising from and after the Closing Date under the JPOF II Operating Agreement.
     Section 3. Contributions by JGI; Acceptance by the Company.
     (a) Contributions by JGI. JGI hereby agrees that, at the Closing, JGI will contribute to the Company in cash, as a Capital Contribution, an amount equal to $___ (the “Initial Cash Contribution”).
     (b) Acceptance by the Company. The Company and JGI hereby agree that, in consideration for the Initial Cash Contribution made hereunder, JGI shall be deemed to have made a Capital Contribution to the Company in the amount of $___. The Company agrees to, accept the Initial Cash Contribution at the Closing, and that the value thereof shall reduce the Commitment of JGI by an equal amount.

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     Section 4. Contributions by JEOF; Acceptance by the Company. The Company and JGI hereby agree that any Capital Contribution made by JEOF to the Company shall have such value as is agreed between the Company and JEOF at the time of such Capital Contribution, and that the value thereof shall reduce the Commitment of JGI by an equal amount.
     Section 5. Representations, Warranties and Agreements of Jefco and JGI. Subject to the Disclosure Schedule attached hereto as Exhibit A and incorporated by reference herein (the “Disclosure Schedule”), each of Jefco and JGI (each a “Contributor”), on a several and not joint basis, and solely as to itself as a Contributor except as otherwise required by the context, hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:
     (a) Organization, Power and Authority. Contributor has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Contributor (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Contributor is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York, and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Contributor. Contributor is presently duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a “Material Adverse Effect”).
     (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Contributor and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Contributor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.
     (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Contributor’s certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Contributor or any of its subsidiaries is a party or by which Contributor, or any of Contributor’s subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Contributor or any of Contributor’s subsidiaries; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of Contributor, or any of Contributor’s subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Contributor or any of Contributor’s subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.

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     (d) Title. Jefco has good and valid title to, and is the beneficial and record owner of, the JPOF II Membership Interest and the Securities. Jefco owns the JPOF Membership Interest and the Securities free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.
     (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Contributor, or any of Contributor’s subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) Compliance with Laws/Permits. Neither Jefco nor any of Jefco’s subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the JPOF II Membership Interest or the Securities, or otherwise relating to Jefco’s direct or indirect ownership interest in JPOF II or the Securities, which violation could individually or in the aggregate have a Material Adverse Effect.
     (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Contributor’s knowledge, currently threatened against Contributor or any of Contributor’s subsidiaries that questions the validity of this Agreement, or the right of Contributor to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to the ownership interest in JPOF II or the Securities (in the case of Jefco), or that would otherwise result in a Material Adverse Effect. Neither Contributor nor any of Contributor’s subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.
     (h) Bankruptcy. Contributor is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, and is not a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Contributor has no intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Contributor is generally able to pay its debts in the ordinary course as they become due.

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     Section 6. Closings and Capital Contributions.
     (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including the Initial Cash Contribution and Jefco’s contribution of the JPOF II Membership Interest and the Securities to the Company (the “Closing”), shall take place at such place as shall be mutually agreed by and between the Company and JGI, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by and between the Company and JGI (the “Closing Date”).
     (b) Conditions for the Company’s Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:
          (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of each of Jefco and JGI in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and (ii) each of Jefco and JGI shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.
          (ii) The Company shall have been provided with a certificate executed on behalf of each of Jefco and JGI by an authorized officer of each of Jefco and JGI to the effect set forth in Section 4(b)(i).
     (c) Additional Condition for Obligation to Consummate the Closing. The obligation of each of Jefco, JGI and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.
     Section 7. Survival of Agreements, Representations and Warranties. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by each of Jefco or JGI or on its behalf and the contribution of the Initial Cash Contribution, the Securities and the JPOF II Membership Interest.
     Section 8. Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.
     Section 9. General Provisions.
     (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if

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sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Holdings, LLC, [INSERT ADDRESS], facsimile: (    )     -    , Attn:     ; and (ii) if to Jefco or JGI, to such party at [INSERT ADDRESS], facsimile: (    )     -    , Attn:     .
     (b) Binding Nature. This Agreement shall be binding upon Jefco, JGI, the Company and their respective successors and permitted assigns.
     (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Jefco, JGI, and the Company.
     (d) No Assignment. Neither Jefco nor JGI shall assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Jefco may assign its rights to any wholly-owned subsidiary of Jefco, which assignment shall not relieve Jefco from its obligations hereunder, and JGI may assign its rights to any wholly-owned subsidiary of JGI, which assignment shall not relieve JGI from is obligations hereunder.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     (g) Entire Agreement. This Agreement, the other Related Agreements to which Jefco, JGI and the Company are each a party, the Operating Agreement and the Schedules and Exhibits thereto, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.
     (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

JEFFERIES & COMPANY, INC.

By:

Name:
Title:

JEFFERIES GROUP, INC.

By:

Name:
Title:

JEFFERIES HIGH YIELD HOLDINGS, LLC

By:

Name:
Title:

7

EXHIBIT D
SERIES C CONTRIBUTION AGREEMENT

JEFFERIES HIGH YIELD HOLDINGS, LLC
SERIES C CONTRIBUTION AGREEMENT
          This SERIES C CONTRIBUTION AGREEMENT (this “Agreement”), dated as of ___, 2007, by and between Leucadia National Corporation, a Delaware corporation (“Leucadia”), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the “Company”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the “Operating Agreement”).
RECITALS
          WHEREAS, LUK-HY FUND, LLC, a Delaware limited liability company (“LUK-HY”), is a wholly-owned indirect subsidiary of Leucadia; and
          WHEREAS, LUK-HY is a member of Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company (“JPOF II”); and
          WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the “Master Agreement”), Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of the membership interests in JPOF II held by LUK-HY; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series A Contribution Agreement, Jefco desires to contribute the Brokerage Assets to the Company; and
          WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series B Contribution Agreement, JGI and Jefco have agreed to commit capital to the Company and to make Capital Contributions to the Company, or, at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form of securities and cash, including the contribution of Jefco’s membership interests in JPOF II to the capital of the Company.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Commitment. Leucadia hereby commits to contribute, or to cause LUK-HY or another of its Affiliates to contribute to the Company, or, at the direction of the Company, to a wholly-owned subsidiary of the Company, cash and/or securities having a Market Value (determined as of the date of each such Capital Contribution) equal, in the aggregate, to $600 million (the “Commitment” of Leucadia).

     Section 2. Contributions. Leucadia hereby agrees that, at the Closing, Leucadia will cause LUK-HY to (a) contribute to the Company in cash, as a Capital Contribution, an amount equal to $___ (the “Initial Cash Contribution”), and (b) assign, convey, transfer and deliver, as a Capital Contribution, all of its right, title and interest in, to and under the operating agreement of JPOF II (the “JPOF II Operating Agreement”) and the capital account maintained by JPOF II for LUK-HY, including, without, limitation, LUK-HY’s membership interest in JPOF II and its right to receive allocations and distributions from JPOF II under the JPOF II Operating Agreement (collectively, the “JPOF II Membership Interest”).
     Section 3. Acceptance of Contributions by the Company. The Company and Leucadia hereby agree that, in consideration for the Initial Cash Contribution and the contribution of its JPOF II Membership Interest, Leucadia shall be deemed to have made a Capital Contribution in the amount of $___ and $___, respectively, for an aggregate initial Capital Contribution in the amount of $___, and that the value thereof shall reduce the Commitment of Leucadia by an equal amount. The Company agrees to accept the Initial Cash Contribution and the JPOF II Membership Interest at the Closing, and thereupon to assume all obligations with respect to the JPOF II Membership Interest arising from and after the Closing Date under the JPOF II Operating Agreement.
     Section 4. Representations, Warranties and Agreements of Leucadia. Subject to the Disclosure Schedule attached hereto as Exhibit A and incorporated by reference herein (the “Disclosure Schedule”), Leucadia hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:
     (a) Organization, Power and Authority. Leucadia has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Each of Leucadia and LUK-HY (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Leucadia is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York, and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Leucadia. LUK-HY is presently duly qualified, licensed to do business and in good standing as a limited liability company in the State of Delaware. LUK-HY is presently duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a “Material Adverse Effect”).
     (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Leucadia and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Leucadia, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

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     (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Leucadia of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Leucadia’s certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Leucadia or any of its subsidiaries is a party or by which Leucadia, or any of Leucadia’s subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Leucadia, LUK-HY or any of Leucadia’s other subsidiaries; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of Leucadia, or any of Leucadia’s subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Leucadia, LUK-HY or any of Leucadia’s other subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.
     (d) Title. LUK-HY has good and valid title to, and is the beneficial and record owner of, the JPOF II Membership Interest, which membership interest is owned by LUK-HY free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.
     (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Leucadia, LUK-HY or any of Leucadia’s other subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) Compliance with Laws/Permits. Neither Leucadia, LUK-HY nor any of Leucadia’s other subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the JPOF II Membership Interest or otherwise relating to Leucadia’s or LUK-HY’s direct or indirect ownership interest in JPOF II, which violation could individually or in the aggregate have a Material Adverse Effect.
     (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Leucadia’s knowledge, currently threatened against Leucadia, LUK-HY or any of Leucadia’s other subsidiaries that questions the validity of this Agreement, or the right of Leucadia to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to Leucadia’s or LUK-HY’s direct or indirect ownership interest in JPOF II, or that would otherwise result in a Material Adverse Effect. Neither Leucadia, LUK-HY nor any of Leucadia’s other subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.

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     (h) Bankruptcy. Neither Leucadia nor LUK-HY is the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, or is a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Neither Leucadia nor LUK-HY has any intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Each of Leucadia and LUK-HY is generally able to pay its debts in the ordinary course as they become due.
     Section 5. Closings and Capital Contributions.
     (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including the Initial Cash Contribution and LUK-HY’s contribution of the JPOF II Membership Interest to the Company (the “Closing”), shall take place at such place as shall be mutually agreed by the Company and Leucadia, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by the Company and Leucadia (the “Closing Date”).
     (b) Conditions for the Company’s Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:
          (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of Leucadia in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and (ii) Leucadia shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.
          (ii) The Company shall have been provided with a certificate executed on behalf of Leucadia by an authorized officer of Leucadia to the effect set forth in Section 4(b)(i).
     (c) Additional Conditions for Obligation to Consummate the Closing.
          (i) The obligation of each of Leucadia and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.
          (ii) The obligation of Leucadia to consummate the Closing shall be subject to (a) confirmation by the Company of its status and the status of Jefferies High Yield Trading, LLC, as provided in Section 2.10 of the Operating Agreement and (b) confirmation that written advice Leucadia has previously received regarding its acquisition of Series C Interests shall not have been withdrawn.
     Section 6. Survival of Agreements, Representations and Warranties. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Leucadia or on its behalf and the contribution of the Initial Cash Contribution and the JPOF II Membership Interest.

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     Section 7. Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.
     Section 8. General Provisions.
     (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Trading, LLC, [INSERT ADDRESS], facsimile: (___) ___-___, Attn: ___; and (ii) if to Leucadia, to Leucadia National Corporation, 315 Park Avenue, New York, New York 10010, facsimile: (212) 598-4869, Attn: Joseph S. Steinberg.
     (b) Binding Nature. This Agreement shall be binding upon Leucadia, the Company and their respective successors and permitted assigns.
     (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Leucadia and the Company.
     (d) No Assignment. Leucadia shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Leucadia may assign its rights to any wholly-owned subsidiary of Leucadia, which assignment shall not relieve Leucadia from its obligations hereunder.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     (g) Entire Agreement. This Agreement, the other Related Agreements to which Leucadia and the Company are each a party, the Operating Agreement and the Schedules and Exhibits thereto and the side letter dated the date hereof between Leucadia and the Company, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.

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     (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

LEUCADIA NATIONAL CORPORATION

By:

Name:
Title:

JEFFERIES HIGH YIELD HOLDINGS, LLC

By:

Name:
Title:

7

EXHIBIT E
SERVICES AGREEMENT

SERVICES AGREEMENT
          SERVICES AGREEMENT, dated as of ___, 2007, (this “Agreement”), between JEFFERIES HIGH YIELD HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), JEFFERIES HIGH YIELD TRADING, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the “Company”), and JEFFERIES & COMPANY, INC., a Delaware corporation (“Jefco”).
          WHEREAS, the Company has been organized for the purpose of conducting a securities brokerage business;
          WHEREAS, Holdings owns all of the outstanding limited liability company interests of the Company;
          WHEREAS, the Company and Holdings each desires to avail itself of certain personnel and facilities available to Jefco, and desires to have Jefco perform for it various support services;
          WHEREAS, Jefco is willing to make such personnel and facilities available to, and to perform such services for, the Company and Holdings on the terms and conditions hereinafter set forth; and
          WHEREAS, Jefco has received a copy of the Amended and Restated Limited Liability Company Agreement of the Holdings, dated as of ___, 2007 (as amended and restated and in effect from time to time, the “LLC Agreement”; capitalized terms used herein without definition shall have the respective meanings given to such terms in the LLC Agreement).
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          1. Appointment of Servicer. The Company hereby appoints Jefco as Servicer of the Company (in such capacity, the “Servicer”) and Jefco hereby accepts such appointment.
          2. Designation of Employees.
          (a) The Servicer will second to the Company its employees, listed on Schedule A, to serve as employees of the Company (as such, the “Employees”) during the term of this Agreement; provided that the Servicer shall have the authority to terminate the employment of any of the Employees with the Servicer, and/or to remove any Employee from Schedule A, so long as such termination or removal is, in the reasonable judgment of the Servicer, in the best interest of the Company and/or the Servicer; provided, further, that the Servicer shall take commercially reasonable efforts to ensure that the termination of Employees will not result in the Company’s inability to conduct its business in compliance with applicable Law; and provided further, that the Servicer may amend Schedule A from time to time in its discretion, so long as no

1

person shall continue as an Employee if such person has been removed from Schedule A or ceased to be an employee of Jefco for any reason. The Employees shall become “associated persons” of the Company immediately following such secondment to the Company, and shall remain “associated persons” of Jefco, in accordance with applicable rules and regulations of NASD until termination of this Agreement.
          (b) Those Employees listed in Table 1 of Schedule A are referred to as the “Research and Trading Employees”. All expense for compensation and benefits for the Research and Trading Employees will be borne by the Servicer as a Covered Expense (as defined below).
          (c) Those Employees listed in Table 2 of Schedule A are referred to as the “Administrative Employees”. All expense for compensation and benefits for the Administrative Employees for services to the Company or Holdings will be borne by the Company or Holdings, as the case may be; provided that the Administrative Employees will remain on the payroll of the Servicer and the Company and/or Holdings will reimburse the Servicer from time to time for such expense as provided in Section 8. For this purpose, (i) awards of shares of the common stock or common stock equivalents of Servicer’s publicly-traded parent company shall be valued as of the date of grant at the closing price for such shares on the New York Stock Exchange on the date of grant and (ii) compensation in the form of options, if any, or other derivative instruments that would result in a material effect on general and administrative costs will be subject to valuation in accordance with principles to be adopted by the Board from time to time in its reasonable discretion.
          3. Services. In addition to designating the Employees to serve as employees of the Company and/or Holdings during the term of this Agreement, the Servicer will provide the Company and/or Holdings with the following services (collectively, the “Services”):
          (a) Accounting Services, including, but not limited to,
               (i) such accounting services as may be required by Holdings or the Company to assure that its books and records meet with both applicable regulatory requirements and generally accepted accounting principles;
               (ii) preparation, for the Company’s submission, of all required regulatory accounting reports, including but not limited to FOCUS Parts I and II;
               (iii) cooperation with any certified public accounting firm appointed by the Company to prepare its annual audited reports or for any other reasonable purpose; provided that the Servicer shall, on a timely basis, provide any required information in any format specified, so long as both form and substance are reasonable in the circumstances; and
               (iv) additional support in connection with the Company’s obligations to report to its members, including in connection with the preparation of tax returns, member capital accounts, allocations and similar matters.

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The foregoing shall not be deemed to include (and shall not include) other accounting services such as audit, preparation of Forms K-1 for members of Holdings or the Company, or providing accounting, securities inventory and regulatory haircut software.
          (b) Compliance Services, including, but not limited to,
               (i) assistance in maintaining registrations, and keeping supervisory procedures and compliance manuals current and in performing website review for advertising compliance;
               (ii) on an annual basis, performing a review or audit of the Company’s business, conducting compliance meetings with registered individuals, and analyzing the Firm Element Continuing Education, and providing the Company with a Continuing Education Plan;
               (iii) on a daily basis, surveillance of trading, review and approval of daily comment for compliance with advertising policies, and Chinese Wall procedures;
               (iv) as needed from time to time, (A) acting as regulatory liaison, advising on applicable rules and regulation, preparing draft updates to Forms U-4 and BD, tracking the regulatory element of the Continuing Education Plan, and administering the Firm Element of Continuing Education; (B) assisting with regulatory investigations; (C) addressing customer complaints; (D) addressing special registration problems; (E) maintaining the Company’s Compliance Manual; and (F) maintaining the Company’s Supervisory Manual.
          (c) Personnel Services, including, but not limited to,
               (i) providing those services customarily performed by an internal personnel and/or human resources department, including services associated with the recruitment, hiring and termination of employees by the Company and Holdings;
               (ii) maintaining files on each employee of the Company and Holdings as required by good business practice and by applicable local, state and/or federal law or regulation;
               (iii) advice on compliance with applicable local, state and/or federal fair employment practices law and regulation; and
               (iv) providing employee benefit plans, policies and compensation arrangements including without limitation retirement benefits, group life, health or dental insurance, workers’ compensation insurance, long-term disability insurance, sick leave, vacation leave, pay policies, incentive plans and administration of executive perquisites.
          (d) Operations Services, including operations support consistent with the Clearing Agreement as amended and in effect from time to time.

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          (e) Legal Services, including consulting with Jefco’s Compliance Department on regulatory issues; review and approval of standard contracts and agreements; advice regarding maintaining the books and records of Holdings and the Company; supervision of regulatory and other investigations, claims, disputes and litigation of any type; supervision of outside counsel; preparation of material to be included in public reporting documents, including without limitation proxy statements, reports on Forms 10-Q and 10-K and other reports required under the Securities Act and the Exchange Act; and qualification of Holdings and the Company to do business in foreign jurisdictions.
          (f) Technology Services, including, but not limited to,
               (i) providing and maintaining such computer software as has been developed by Jefco for purposes of managing the Business, together with a royalty-free non-exclusive license thereto;
               (ii) coordinating with outside vendors, including software and systems development companies, on behalf of Holdings and the Company; and
               (iii) subject to the availability of adequate Jefco personnel, providing technology support to Holdings and the Company.
          (g) Facilities, including office space and general facilities support.
          (h) Other Services as the Servicer or the Company may determine necessary or desirable from time to time including, without limitation, such services as may be necessary for the Company to comply with regulatory requirements then applicable to the Company.
          (i) Service-Related Overhead. It is understood and agreed that the hourly or other amounts charged by the Servicer or third party vendors in connection with the provision of the foregoing Services may include a reasonable allocation of overhead expense (“Service-Related Overhead”); provided that amounts charged to the Servicer by any third party vendor shall be passed through to the Company or Holdings without markup.
          4. Control by the Company. The Servicer shall submit such periodic reports to the Company or Holdings regarding the Servicer’s activities hereunder as the Company or Holdings may reasonably request, and a representative of the Servicer shall be available to attend meetings of the Board and the board of directors of the Company.
          5. Conduct of the Servicer.
          (a) All actions engaged in by the Servicer hereunder shall at all times conform to and be in accordance with the requirements imposed by:
               (i) any provisions of applicable Law, including without limitation, the requirements of the NASD; and
               (ii) the provisions of the LLC Agreement and such policies as may be adopted from time to time by the Board; provided, however, that the Servicer

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shall not be bound by any amendment, supplement or revision of any of the foregoing until it has been given notice thereof in accordance with Section 14(a) hereof.
          (b) The Company will maintain copies of this Agreement pursuant to Rules 17a-3 and 17a-4 under the Exchange Act and all related supporting documents provided by Holdings or Jefco.
          (c) The parties hereby agree to permit inspects of their books and records by the NASD and other regulatory organizations having jurisdiction with respect to payment or allocation of expenses by Servicer or its Affiliates that are proportionately attributable to the Company, and shall take such other actions as may be required under applicable Law to demonstrate that it is in compliance with the financial responsibility rules regarding the expenses covered by this Agreement.
          (d) The parties agree that the Company will notify the NASD in the event this Agreement is amended, terminated or superseded by another agreement that addresses the matters set forth herein.
          6. Fees. As full compensation for the Covered Expenses, Holdings shall pay (or shall cause the Company to pay) to the Servicer the Management Fee, which shall be calculated and accrued as provided in the LLC Agreement. The Management Fee shall be paid within 10 days after the last day of each fiscal quarter of Holdings.
          7. Expenses of the Company and Holdings. The Servicer shall bear (a) expense for compensation of the Research and Trading Employees, including benefits, and (b) its overhead expenses (other than Service-Related Overhead), including the expense of providing facilities, furniture and fixtures, cafeteria services, telecommunications, computer hardware, information systems support and business software (excluding for this purpose expense associated with provision of trading system software, front-office trade processing software, communication and analytical systems software (e.g. Bloomberg) and systems or software specifically developed for use by the Company or Holdings) (the items in clause (a) and clause (b) collectively are referred to as “Covered Expenses”). Except for the Covered Expenses, the Company and Holdings shall each bear all its direct and indirect expenses, including any expense reasonably incurred by Holdings, the Company, the Servicer and any other person in performing the Services for or on behalf of Holdings or the Company. To the extent that any expense relates to the operations of Holdings or the Company and one or more other accounts managed by the Servicer or any of its Affiliates, the Servicer shall generally allocate such expenses equitably so as to reflect the proportionate benefits to be received by Holdings or the Company, on the one hand, and such other account(s) or any of the Servicers other Affiliates, on the other hand. Attached as Exhibit A are the Expense Allocation Guidelines to be used by the Servicer for billings to Holdings and the Company hereunder. The Expense Allocation Guidelines (i) indicate estimates of costs anticipated by the Servicer with respect to Services described in Section 3, (ii) set forth guidelines regarding the allocation of expenses between Jefco, on the one hand, and Holdings and/or the Company, on the other hand, and (iii) contain an illustration regarding differences in the cost of operation under this Services Agreement from costs that were applied for fiscal year 2006 for JPOF II that will serve as an estimate of expenses for the first twelve months of operations of the Company, excluding adjustments for inflation. Under no

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circumstances shall any charges by the Servicer to Holdings or the Company include any profit margin.
          8. Reimbursement by the Company. Holdings will (or will cause the Company) to reimburse the Servicer for such expense as the Servicer may incur on behalf of Holdings and the Company, other than the Covered Expenses. The Servicer may rely upon, in its discretion, the advice of legal counsel to Holdings or the Company in connection with the performance of its activities on behalf of Holdings and the Company hereunder, and Holdings and the Company shall bear full responsibility therefor and for the expense of any fees and disbursements arising therefrom; provided, however, that the provisions of Section 9 shall govern any claim for exculpation or indemnification made by the Servicer.
          9. Exculpation; Indemnification of Servicer.
          (a) None of the Servicer nor any of its Affiliates, nor any of their respective members, managers, partners, directors, officers, or employees (each, an “Indemnified Person”) shall be liable to the Company or Holdings for any acts or omissions arising out of or in connection with this Agreement, Holdings, the Company or any investment made or held by the Company, unless such action or inaction was made in bad faith or constitutes fraud, willful misconduct or gross negligence.
          (b) To the fullest extent permitted by law, the Company shall indemnify the Indemnified Persons against any loss, cost or expense suffered or sustained by an Indemnified Person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or in connection with, the Company, any investment made or held by the Company or the Agreement, including, without limitation, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim, provided that such acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based were not made in bad faith or did not constitute fraud, willful misconduct or gross negligence by such Indemnified Person, or (ii) any acts or omissions, or alleged acts or omissions, of any broker or agent of any Indemnified Person, provided that such broker or agent was selected, engaged or retained by the Indemnified Person with reasonable care. Each of the Servicer and Indemnified Persons may consult with counsel and accountants in respect of Company and Holdings affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and/or accountants, provided that they shall have been selected with reasonable care.
          (c) The Company and/or Holdings shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such performance or non-performance. The Servicer agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event it receives any such advance, it shall reimburse the Company and/or Holdings for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Section 9.

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          (d) Holdings shall cause the Company to fulfill the obligations of the Company under this Section 9.
          10. Activities of the Servicer and Others. Subject to the terms of the LLC Agreement, the Servicer and the members, managers, partners, employees, officers and affiliates of the Servicer, who may or may not also be shareholders, directors, employees or officers of Holdings and/or the Company, may engage, simultaneously with their management support activities on behalf of Holdings and the Company, in other businesses and make investments for their own accounts, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not by reason of so engaging in other businesses, making such investments or rendering of services for others be deemed to be acting in conflict with the interests of Holdings and the Company. Notwithstanding the foregoing, the Servicer shall devote such time to the Services as it deems necessary to support the activities of Holdings and the Company. Subject to the terms of the LLC Agreement, the members, managers, partners, directors, employees or officers of the Servicer or its Affiliates, in their individual capacities may engage in Securities transactions which may be different from, and contrary to, transactions engaged in by the Company and/or Holdings.
          11. Term. This Agreement shall remain in effect through ___, 2012, and, upon extension of the term of any Member Interest under Section 6.1 of the LLC Agreement, from year to year thereafter, unless earlier terminated by the Servicer at any time after the [third] anniversary of the date of this Agreement upon not less than ___ days written notice to Holdings provided that a reasonable substitute shall have been identified and approved by the Board of Holdings prior to the effective date of any such termination, or in accordance with Section 3.1(a)(xviii) or Section 3.7(d) of the LLC Agreement.
          12. Arm’s-Length Agreement. The Company and the Servicer each represents to, warrants and agrees with the other that this Agreement constitutes an arm’s-length agreement between the Company and the Servicer. The Board and the Company have each reviewed and approved this Agreement and all of its terms.
          13. Attorney-in-Fact.
          (a) The Company and Holdings each hereby appoints the Servicer as attorney-in-fact for the Company and Holdings, with full authority in the place and stead of the Company or Holdings, as the case may be, as shall be required or reasonably desirable for the Servicer to perform its services hereunder;
               (i) to execute and deliver on behalf of Holdings and the Company all payment and transfer instructions and all other documents arising in the ordinary course of business and financial affairs of Holdings and the Company;
               (ii) to execute and deliver on behalf of Holdings or the Company any and all notices, consents and other communications under the LLC Agreement and any Contract of Holdings or the Company, except that, to the extent such notices, consents or other communications require approval of an Officer or the Board, such execution and delivery shall be subject to such approval;

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               (iii) to take such other actions in the ordinary course of Holdings’ or the Company’s business on behalf of Holdings or the Company as the Servicer may deem necessary or desirable to accomplish the purposes of this Agreement, including to ask, demand, collect, sue for, recover, receive and give acquittance for moneys due or to become due in connection with the Assets of Holdings or the Company, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection therewith and to file any claims; and
               (iv) to take such other actions as the Servicer may deem necessary or advisable to accomplish the purposes of Holdings or the Company, including the giving of notices, the delivery of assignments and the delivery of instructions and documents;
provided that this grant of power of attorney will expire, and the Servicer will cease to have any power to act as the attorney-in-fact of Holdings and the Company, upon termination of this Agreement in accordance with its terms.
          (b) Each of Holdings and the Company hereby authorizes the Servicer to transfer and deposit funds and Securities to and in such bank, securities, escrow and clearing accounts as may be established in the name of Holdings and/or the Company and to cause operating expenses of Holdings and/or the Company to be paid from such deposited funds.
          14. Miscellaneous.
          (a) Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile, two days after being sent via overnight courier (or at such earlier time as such overnight courier shall have committed to effect delivery but in no event less than one day) or five days after being mailed by certified mail, return receipt requested, as follows:
If to the Servicer:
Jefferies & Company, Inc.
520 Madison Avenue
12th Floor
New York, New York 10021
Attention: Lloyd Feller, General Counsel
     Telephone: 212-284-2266
Facsimile No.: 212-284-2280

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With a duplicate copy to :
Jefferies & Company, Inc.
520 Madison Avenue
12th Floor
New York, New York 10021
Attention: Joseph Schenk, Chief Financial Officer
     Telephone: 212-284-2338
Facsimile No.: 212-284-3443
If to Holdings:
Jefferies High Yield Holdings, LLC
The Metro Center
One Station Place
Three North
Stamford, Connecticut 06902
Attention Robert J. Welch, Chief Financial Officer
     Telephone: 203-708-5800
Facsimile No.: 203-708-5820
If to the Company:
Jefferies High Yield Trading, LLC
The Metro Center
One Station Place
Three North
Stamford, Connecticut 06902
Attention Robert J. Welch, Chief Financial Officer
     Telephone: 203-708-5800
Facsimile No.: 203-708-5820
          (b) Entire Agreement. This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.
          (c) Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
          (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Holdings, the Company, the Servicer, each Indemnified Person and their respective successors and permitted assigns. Any person that is not a signatory to this

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Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., members of the Servicer and others who are entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement; provided, however, that the Servicer may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement to any person or entity that it controls, is controlled by or in common control with the Servicer.
          (e) Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in that State.
          (f) No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person, including any Employee or any employee of Jefco, other than the parties hereto, any rights or remedies hereunder; except that in the case of Section 9, the Indemnified Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns are intended third party beneficiaries of Section 9 and shall have the right to enforce this section in their own names.
          (g) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.
          (h) Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.
          (i) Survival. The provisions of Sections 6, 7, 8, 9, 14(d), 14(e) and 14(f) hereof shall survive the termination of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first written above.

JEFFERIES HIGH YIELD HOLDINGS, LLC
By:
Name:
Title:

JEFFERIES HIGH YIELD TRADING, LLC
By:
Name:
Title:

JEFFERIES & COMPANY, INC.
By:
Name:
Title:

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SCHEDULE A
EMPLOYEES
Table 1
Research and Trading Employees

SH	Bann	Ken	Research
LA	Bryan	Brad	Research
ST	Gude	Chak	Research
ST	Hollander	Jordan	Research
SH	Inogambaev	Farhod	Research
NY	Klatzkin	Larry	Research
ST	Levy	Brett	Research
SH	Parker	John	Research
ST	Reyes	Romeo	Research
SH	Smith	Kyle	Research
LA	Solomon	Todd	Research
ST	Templeton	Evan	Research
ST	Tsibulsky	Kat	Research
SH	Von Meister	Joe	Research
SH	Yeager	Seth	Research
SH	Budish	Jon	Trader
SH	Keller	Lorne	Trader
ST	Rogers	Angus	Trader
LA	Satzberg	Mike	Trader
ST	Schwartz	David	Trader
Table 2
Administrative Employees

ST	Baker	Steve	Sales
ST	Carr	Laury	Sales
ST	Cherry	Michael	Sales
LA	Dizon	Don	Sales
ST	Hall	Drew	Sales
ST	Hewitt	Brian	Sales
ST	Macri	Chris	Sales
LA	Shapiro	Michael	Sales
ST	Thors	Tyler	Sales

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ST	Ulehla	Tony	Sales
ST	Voigt	Paul	Sales
ST	Welch	Bob	Admin*
ST	Chatham	Christine	Admin*
ST	George	Nicholas	Admin*
ST	Kelly	Marianne	Admin*
LA	Muir	Tatia	Admin*
ST	O’Neill	Eileen	Admin*
ST	Pastouna	Nadia	Admin*
SH	Silva	KD	Admin*
LA	Zamudio	Jennifer	Admin*
LA	Borovsky	Victor	Admin*
LA	Dispun	Su	Admin*
LA	Halac	Bill	Admin*
LA	Turnbough	Dennis	Admin*

*      HY Administration and Technology Employees

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EXHIBIT A
Jefferies/ JHYH/JHYT Expense Allocation Guidelines
These guidelines and practices are designed to set forth general rules that Jefco will use in billing Holdings and the Company (collectively, the “JV”) for expenses incurred pursuant to the Services Agreement. These procedures shall be used as a guideline in determining allocations and ultimate billings to the JV. Any expenses not specifically covered here should be discussed with JV representatives. Any change to these guidelines that materially affects the methodology applied to billing expenses shall be subject to review and approval by the Board of Directors of Holdings. Rates and amounts detailed are estimates.
General Service Categories
People Services – $250.00 per Administrative Employee per month
     Services include maintaining employee records and administering health, dental and other insurance or benefit plans and performing a payroll function. Services do not include the expense of these plans or benefits themselves. Cost for benefits provided to Administrative Employees will either be billed directly to the JV or be incorporated in hourly or monthly rates for billed expenses.
Legal – Monthly Labor Survey
     Includes all legal services provided by Jefco Legal staff to Holdings or the Company.
Accounting – Monthly Labor Survey
     Services include general accounting, tax, internal audit, risk, and treasury, preparation and maintenance of company books and records, and preparation and filing regulatory reports.
Compliance – Monthly Survey and fixed allocation
     Services include actual time spent and a general allocation for compliance and surveillance systems. Charges include day to day compliance coverage, monitoring day to day sales and trading activity, responding to regulatory inquires, surveillance and maintaining policies and procedures.
Operations – Per Clearing Agreement
General Practices
Monthly Labor Survey Procedures –
     Individual surveys will be rolled up to sub departments and up to departments as appropriate. Individual surveys will include time estimates in actual hours or percentage of overall time spent.

     Per person hourly and monthly rates will be based on the individual’s compensation and benefits (including stock based compensation awards) and the department’s reasonable estimate of cost incidental to the employees JV related tasks. These estimates may include an allocation for overhead (specific to the employee’s department) and will not include any profit margin. Hourly or monthly charges should be competitive with those provided by reputable and skilled third party vendors for the same tasks.
     Fixed allocations will be based on actual costs incurred or an estimate of the percentage of the resource consumed by or allocated to the JV. As with hourly and monthly rates, estimates may include an allocation for overhead (specific to the department providing the service) and will not include any profit margin. Fixed allocations will be competitive with those provided by reputable and skilled third party vendors for the same tasks.
Clearing Services Agreement –
     Fees will be charged as defined in that agreement and the fee schedules attached thereto.
Other Services –
     Services in excess of those listed above will be billed by project with specific costs detailed. Expense estimates will follow the same methodology.
Third party Vendor costs –
     Cost associated with third party contracts may be passed on to the JV so long as those vendor services are used by the fund directly or, if those vendor services are used by multiple departments, then such costs will be allocated on a reasonable basis. Third party vendor costs may be allocated as part of hourly or monthly employee rates and if so, must be identified and accounted for in the monthly survey. In no event can third party vendor cost/expenses be double billed.
     Generally speaking, services billed to JHYT that benefit both Jefferies HY primary business and JHYT’s secondary business shall be allocated on a 20/80 primary/secondary basis.
Employee Salary and Bonus –
     In calculating the hourly or monthly rate for an employee, departments will use current salary plus any guaranteed bonus. If there is no guarantee applicable to the current period, the employee’s prior year bonus will be used. Reasonable estimates should be used for new employees. Signing bonuses will be allocated equally over the length of the underlying agreement. Salary and bonus figures will include non-cash or stock compensation. Employee compensation in the form of awards of shares of the common stock or common stock equivalents of Jefco’s publicly-traded parent company shall be valued as of the date of grant at the closing price for such shares on the New York Stock Exchange on the date of grant. Compensation in the form of awards of options, if any, or other derivative instruments that would result in a material effect on general and administrative costs will be subject to valuation in accordance with principles to be adopted by the Board from time to time in its reasonable discretion.

HY Administration and Technology Employees* Seconded to the Company
Compensation including salary, bonus and benefits, will be allocated to JHYT at an 80% rate. Employee compensation in the form of awards of shares of the common stock or common stock equivalents of Jefco’s publicly-traded parent company shall be valued as of the date of grant at the closing price for such shares on the New York Stock Exchange on the date of grant. Compensation in the form of awards of options, if any, or other derivative instruments that would result in a material effect on general and administrative costs will be subject to valuation in accordance with principles to be adopted by the Board from time to time in its reasonable discretion.

*     Identified by asterisk on Schedule A.
Illustration
Pro Forma G&A

		Estimate	21%
	JPOF II	JHYT	JPOF II
	2006 AFS	2006 Pro Forma	Pro Forma	Delta
General & Administrative:
HY Administration & Technology	335,515	2,233,474	469,030	133,515
Treasury	50,671	80,000	16,800	(33,871)
People Services	—	64,000	13,440	13,440
Accounting	91,407	550,000	115,500	24,093
Legal	1,230	200,000	42,000	40,770
Compliance	16,784	350,000	73,500	56,716
Systems	26,605	32,393	6,803	(19,802)
Printing Cost	652	15,138	3,179	2,527
Audit and Accounting Fees	112,133	538,526	113,090	957
Bank Charges	45,123	135,827	28,524	(16,599)

Total General & Administrative	680,120	4,199,358	881,865	201,745

Other:
Technology Direct	—	384,822	80,813	80,813
Business Development	—	181,104	38,032	38,032
Consulting	—	66,200	13,902	13,902
Technology	—	156,908	32,951	32,951

Total Other	—	789,034	165,697	165,697

Total	680,120	4,988,391	1,047,562	367,442

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